UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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APi Group Corporation

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NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

July 2, 2020

It is my pleasure to invite you to attend APi Group Corporation’s 2020 Annual Meeting of Stockholders. The meeting will be held on August 13, 2020, at 9:30 a.m. (Eastern Time) at the Hilton Bentley Miami/South Beach, 101 Ocean Drive, Miami Beach, Florida 33139. At the meeting, you will be asked to:

1.	Elect nine directors for a one-year term expiring at the 2021 Annual Meeting of Stockholders;

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	Approve our 2020 Employee Stock Purchase Plan;

4.	Approve, on an advisory basis, the compensation of our named executive officers;

5.	Approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers; and

6.	Transact such other business as may properly come before the 2020 Annual Meeting and any adjournment or postponement of the 2020 Annual Meeting.

Only stockholders of record as of the close of business on June 25, 2020 may vote at the 2020 Annual Meeting.

We currently intend to hold the 2020 Annual Meeting at a physical location. However, we are actively monitoring the coronavirus, or COVID-19, and are sensitive to the public health and travel concerns that our stockholders may have, as well as protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the 2020 Annual Meeting at a physical location, we will announce alternative arrangements for the meeting as promptly as practicable, which may include switching to a virtual meeting format, or changing the time, date or location of the 2020 Annual Meeting. Any such change will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission (“SEC”).

It is important that your shares be represented at the 2020 Annual Meeting, regardless of the number of shares you may hold. Whether or not you plan to attend, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our Proxy Statement. This will not prevent you from voting your shares in person if you are present at the 2020 Annual Meeting.

Sincerely,

James E. Lillie

Co-Chair of the Board

We have elected to use the “Notice and Access” method of providing our proxy materials over the internet. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report on or about July 2, 2020.

Our proxy statement and annual report are available online at www.proxyvote.com.

PROXY STATEMENT

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 13, 2020

You are receiving this proxy statement (the “Proxy Statement”), the accompanying proxy card or other voting instruction card (the “Proxy Card”) and our annual report to stockholders (the “Annual Report”) because you own shares of common stock, par value $0.0001 per share (the “Common Stock”) or shares of Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) of APi Group Corporation (the “Company,” “our,” “we” or “us”) that entitle you to vote at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). Our Board of Directors (the “Board of Directors” or the “Board”) is soliciting proxies from stockholders entitled to vote at the 2020 Annual Meeting. By use of the Proxy Card, you can vote even if you do not attend the 2020 Annual Meeting. This Proxy Statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision. These proxy materials are being distributed and/or made available to stockholders on or about July 2, 2020.

Date, Time and Place of the 2020 Annual Meeting

Unless we announce otherwise, we will hold the 2020 Annual Meeting on August 13, 2020, at 9:30 a.m. (Eastern Time) at the Hilton Bentley Miami/South Beach, 101 Ocean Drive, Miami Beach, Florida 33139.

Our Board of Directors has fixed the close of business on June 25, 2020 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the 2020 Annual Meeting. Each stockholder will be entitled to one vote for each share of Common Stock or Series A Preferred Stock held as of the Record Date on all matters to come before the 2020 Annual Meeting and may vote in person, via Internet or telephone or by proxy authorized in writing.

QUESTIONS AND ANSWERS ABOUT VOTING AT THE

2020 ANNUAL MEETING AND RELATED MATTERS

Q:	Who may vote at the 2020 Annual Meeting?

A:

Anyone owning Common Stock or Series A Preferred Stock at the close of business on the Record Date may vote at the 2020 Annual Meeting. On the Record Date, we had 169,294,244 shares of Common Stock and 4,000,000 shares of Series A Preferred Stock issued and outstanding and entitled to be voted at the 2020 Annual Meeting. You may cast one vote for each share of Common Stock or Series A Preferred Stock held by you on the Record Date on all items of business presented at the 2020 Annual Meeting.

Q:	How do I obtain electronic access to the proxy materials?

A:

This Proxy Statement and our Annual Report are available to stockholders free of charge at www.proxyvote.com. If you hold your shares in street name, you may be able to elect to receive future annual reports or proxy statements electronically. For information regarding electronic delivery of proxy materials for shares held in street name, you should contact your brokerage firm, bank, trustee or other agent (each, a “nominee”).

Q:	What constitutes a quorum, and why is a quorum required?

A:

State law requires that we have a quorum of stockholders present in person or by proxy for all items of business to be voted at the 2020 Annual Meeting. The presence at the 2020 Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the shares of Common Stock and Series A Preferred Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum, permitting us to conduct the business of the 2020 Annual Meeting. Proxies received but marked as abstentions, if any, and broker non-votes (described below) will be included in the calculation of the number of shares considered to be present at the 2020 Annual Meeting for quorum purposes. If we do not have a quorum, then the person presiding over the 2020 Annual Meeting or the stockholders present at the 2020 Annual Meeting may, by a majority in voting power thereof, adjourn the meeting from time to time, as authorized by our bylaws, until a quorum is present.

Q:	What is the difference between a stockholder of record and a beneficial owner?

A:	Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “stockholder of record,” with respect to those shares.

Beneficial Owner: If your shares are held by a nominee, such as a bank or broker, you are considered the “beneficial owner” of those shares which are considered to be held in “street name.” The Proxy Card has been forwarded to you by your nominee who is considered, with respect to those shares, the “stockholder of record.” As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the Internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in such materials.

Q:	How do I vote?

A:	Stockholder of Record: If you are a stockholder of record, there are four ways to vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Proxy Card.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the Proxy Card.

•	By Mail. You may vote by proxy by filling out the Proxy Card and returning it in the envelope provided.

•

In Person. You may vote in person at the 2020 Annual Meeting by requesting a ballot when you arrive. You must bring valid picture identification such as a driver’s license or passport and may be requested to provide proof of stock ownership as of the Record Date.

Beneficial Owners: If you are a beneficial owner of shares held in “street name,” there are four ways to vote:

•

Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found on the voter instruction card provided by your nominee. The availability of Internet voting may depend on the voting process of your nominee.

•	By Mail. You may vote by proxy by filling out the voting instruction form provided by your nominee and returning it in the envelope provided.

•

In Person. You must obtain a “legal proxy” from the bank, broker or organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in “street name” at the 2020 Annual Meeting. Please contact your nominee for instructions regarding obtaining a legal proxy.

You must bring a copy of the legal proxy to the 2020 Annual Meeting and ask for a ballot when you arrive. You must also bring valid picture identification such as a driver’s license or passport. In order for your vote to be counted, you must submit both the copy of the legal proxy and your completed ballot.

If you vote on the Internet or by telephone, you do not need to return your Proxy Card. Internet and telephone voting for stockholders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on August 12, 2020. Even if you plan to attend the 2020 Annual Meeting, the Company recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the 2020 Annual Meeting.

Q:	What am I voting on?

A:	At the 2020 Annual Meeting you will be asked to vote on the following five proposals. Our Board’s recommendation for each of these proposals is set forth below:

Proposal		Board Recommendation
1.	To elect nine directors for a one-year term expiring at the 2021 Annual Meeting of Stockholders	FOR
2.	To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the 2020 fiscal year	FOR
3.	To approve our 2020 Employee Stock Purchase Plan	FOR
4.	To approve, on an advisory basis, the compensation of our named executive officers	FOR
5.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers	FOR ONE YEAR

We will also consider other proposals that properly come before the 2020 Annual Meeting in accordance with our bylaws.

Q:	Is my vote confidential?

A:

Yes. We encourage stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. We have designated Computershare, our transfer agent, as inspector to receive and tabulate stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to us or any of our officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. Aggregate vote totals will be disclosed to us from time to time and publicly announced at the 2020 Annual Meeting.

Q:	What happens if additional matters are presented at the 2020 Annual Meeting?

A:

Our bylaws provide that items of business may be brought before the 2020 Annual Meeting only (i) pursuant to the Notice of 2020 Annual Meeting (or any supplement thereto) included in this Proxy Statement, (ii) by or at the direction of the Board of Directors, or (iii) by a stockholder of the Company who was a stockholder at the time proper notice of such business is delivered to our Corporate Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in our bylaws. Other than the five items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2020 Annual Meeting as of the date of this Proxy Statement. If you grant a proxy, the persons named as proxy holders, Russell A. Becker, Thomas A. Lydon and Andrea M. Fike, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2020 Annual Meeting in accordance with Delaware law and our bylaws.

Q:	How many votes are needed to approve each proposal?

A:	The table below sets forth, for each proposal described in this Proxy Statement, the vote required for approval of the proposal, assuming a quorum is present:

Proposal		Vote Required
1.	To elect nine directors for a one-year term expiring at the 2021 Annual Meeting of Stockholders	The majority of votes cast
2.	To ratify the appointment of KPMG as our independent registered public accounting firm for the 2020 fiscal year	The majority of votes cast
3.	To approve our 2020 Employee Stock Purchase Plan	The majority of votes cast
4.	To approve, on an advisory basis, the compensation of our named executive officers	The majority of votes cast
5.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers	The majority of votes cast

Q:	What if I sign and return my proxy without making any selections?

A:

If you sign and return your Proxy Card without making any selections, your shares will be voted “FOR” proposals 1, 2, 3 and 4 and “FOR ONE YEAR” with respect to proposal 5. If other matters properly come before the 2020 Annual Meeting, Russell A. Becker, Thomas A. Lydon and Andrea M. Fike will have the authority to vote on those matters for you at their discretion. As of the date of this Proxy Statement, we are not aware of any matters that will come before the 2020 Annual Meeting other than those disclosed in this Proxy Statement.

Q:	What if I am a beneficial owner and I do not give the nominee voting instructions?

A:

If you are a beneficial owner and your shares are held in the name of a broker or other nominee, such broker or nominee is bound by the rules of the New York Stock Exchange (the “NYSE”) regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received voting instructions from the beneficial owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the 2020 Annual Meeting for purposes of determining the presence of a quorum but are not considered a vote cast.

The table below sets forth, for each proposal described in this Proxy Statement, whether a broker can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the applicable proposal:

Proposal		Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote
1.	To elect nine directors for a one-year term expiring at the 2021 Annual Meeting of Stockholders	No	None
2.	To ratify the appointment of KPMG as our independent registered public accounting firm for the 2020 fiscal year	Yes	Not Applicable
3.	To approve our 2020 Employee Stock Purchase Plan	No	None
4.	To approve, on an advisory basis, the compensation of our named executive officers	No	None
5.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers	No	None

Q:	What if I abstain on a proposal?

A:

If you sign and return your Proxy Card marked “Abstain” on any proposal, your shares will not be voted on that proposal. Marking “Abstain” with respect to any of the proposals described in this Proxy Statement will not have any impact on the approval of the applicable proposal.

Q:	Can I change my vote or revoke my proxy after I have delivered my Proxy Card?

A:

Yes. You may revoke your Proxy Card at any time before its exercise. You may also revoke your proxy by (i) voting in person at the 2020 Annual Meeting, (ii) delivering to the Corporate Secretary (at the address indicated below) a revocation of proxy or (iii) executing a new proxy bearing a later date. If you are a beneficial owner, you must contact your nominee to change your vote, revoke your proxy or obtain a proxy to vote your shares if you wish to cast your vote in person at the 2020 Annual Meeting.

Corporate Secretary

APi Group Corporation

1100 Old Highway 8 NW

New Brighton, MN 55112

United States

Q:	Who can attend the 2020 Annual Meeting?

A:

Only stockholders as of the Record Date, holders of legal proxies obtained from stockholders as of the Record Date and our invited guests may attend the 2020 Annual Meeting. To gain admittance, if you are a stockholder as of the Record Date, you must bring the Notice of Internet Availability of Proxy Materials mailed to you or the admission ticket attached to your proxy card if you elected to receive a paper copy of the proxy materials and a form of personal identification to the 2020 Annual Meeting, where your name will be verified against our stockholder list. To gain admittance, if you are a beneficial owner, you must bring a legal proxy obtained from the stockholder of record, which stockholder’s name will be verified against our stockholder list, as well as a recent brokerage statement showing the ownership of your shares as of the Record Date, a letter from such broker or nominee confirming such ownership and a form of personal identification.

We currently intend to hold the 2020 Annual Meeting at a physical location. However, we are actively monitoring the coronavirus, or COVID-19, pandemic and are sensitive to the public health and travel concerns that our stockholders may have, as well as protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the 2020 Annual Meeting at a physical location, we will announce alternative arrangements for the meeting as promptly as practicable, which may include switching to a virtual meeting format, or changing the time, date or location of the 2020 Annual Meeting. Any such change will be announced via a press release, which will be available at our website, www.apigroupcorp.com under Investor Relations, and filed as definitive additional soliciting materials with the SEC.

Q:	If I plan to attend the 2020 Annual Meeting, should I still vote by proxy?

A:	Yes. Casting your vote in advance does not affect your right to attend the 2020 Annual Meeting.

If you vote in advance and also attend the 2020 Annual Meeting, you do not need to vote again at the 2020 Annual Meeting unless you want to change your vote. Written ballots will be available at the 2020 Annual Meeting for stockholders as of the Record Date and the holders of legal proxies obtained from stockholders as of the Record Date.

Beneficial owners who wish to vote in person must request a legal proxy from their broker or other nominee and bring that legal proxy to the 2020 Annual Meeting.

Q:	Am I entitled to dissenter’s rights?

A:	No. Delaware General Corporation Law does not provide for dissenter’s rights in connection with the matters being voted on at the 2020 Annual Meeting.

Q:	Where can I find voting results of the 2020 Annual Meeting?

A:

We will announce the voting results for the proposals at the 2020 Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days after the 2020 Annual Meeting.

Q:	Who should I call with other questions?

A:	If you have any questions about this Proxy Statement or the 2020 Annual Meeting, or need assistance voting your shares, please contact our proxy solicitor, Georgeson LLC at 1-866-431-2108.

PROPOSAL 1—ELECTION OF DIRECTORS

Under our bylaws, directors are elected for a one-year term expiring at the next annual meeting of stockholders. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated Sir Martin E. Franklin, James E. Lillie, Ian G.H. Ashken, Russell A. Becker, Anthony E. Malkin, Thomas V. Milroy, Lord Paul Myners, Cyrus D. Walker and Carrie A. Wheeler for re-election, each for a one-year term that will expire at the 2021 Annual Meeting of Stockholders. Each of our directors consented to serve if elected.

Our bylaws provide that directors are elected by a majority of the votes cast with respect to the nominee for election to the Board of Directors at any meeting of stockholders at which directors are to be elected and a quorum is present, except in the case of a contested election. As set forth in our bylaws, “a majority of the votes cast” means that the number of shares voted “for” a nominee for election to the Board of Directors exceeds the votes cast “against” such nominee and shall not include abstentions. In the event of a contested election, in accordance with our bylaws, directors are elected by a plurality of the votes cast.

We believe that each of our directors possesses the experience, skills and qualities to fully perform his or her duties as a director and contribute to our success. Our directors were nominated because we believe each is of high ethical character, highly accomplished in his or her field with superior credentials and recognition, has a reputation, both personal and professional, that is consistent with our image and reputation, has the ability to exercise sound business judgment, and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our directors as a group complement each other and each of their respective experiences, skills and qualities so that collectively the Board operates in an effective, collegial and responsive manner. Each director’s principal occupation and other pertinent information about particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director, appears on the following pages.

Sir Martin E. Franklin Director Since 2017 Co-Chair Since 2019 Age: 55 Committees: • None Other Public Co. Boards: • Nomad Foods Limited • Element Solutions Inc

Sir Martin E. Franklin has served as a director of APi Group Corporation since September 2017 and has served as Co-Chair since October 2019. Mr. Franklin is the founder and Chief Executive Officer of Mariposa Capital, LLC and Chairman and controlling shareholder of Royal Oak Enterprises, LLC, a manufacturer of charcoal and grilling products, since July 2016. Mr. Franklin is also founder and Executive Chairman of Element Solutions Inc (previously known as Platform Specialty Products Corporation), a specialty chemicals company, and has served as a director since its inception in April 2013, and co-founder and co-chairman of Nomad Foods Limited, a leading European frozen food company, and has served as a director since its inception in April 2014. Mr. Franklin was the founder and Chairman of Jarden Corporation (“Jarden”), a broad-based consumer products company, from 2001 until April 2016 when Jarden merged with Newell Brands Inc. (“Newell”). Mr. Franklin became Chairman and Chief Executive Officer of Jarden in 2001 and served as Chairman and Chief Executive Officer until 2011, at which time he began service as Executive Chairman. Prior to founding Jarden in 2001, between 1992 and 2000, Mr. Franklin served as the Chairman and/or Chief Executive Officer of three public companies: Benson Eyecare Corporation, an optical products and services company; Lumen Technologies, Inc., a holding company that designed, manufactured and marketed lighting products; and Bollé Inc., a holding company that designed, manufactured and marketed sunglasses, goggles and helmets worldwide. In the last five years, Mr. Franklin also served as a director of the following public companies: Restaurant Brands International Inc. and Newell.

Qualifications: We believe Mr. Franklin’s qualifications to serve on our Board of Directors include his executive leadership experience, experience as a member of other corporate boards and his knowledge of public companies.

James E. Lillie Director Since 2017 Co-Chair Since 2019 Age: 58 Committees: • None Other Public Co. Boards: • Nomad Foods Limited • Tiffany & Co.

James E. Lillie has served as a director of APi Group Corporation since September 2017 and has served as Co-Chair since October 2019. Mr. Lillie served as Jarden’s Chief Executive Officer from June 2011 until the consummation of Jarden’s business combination with Newell in April 2016. Mr. Lillie joined Jarden in 2003 as Chief Operating Officer and was named President in 2004 and Chief Executive Officer in June 2011. From 2000 to 2003, Mr. Lillie served as Executive Vice President of Operations at Moore Corporation, Limited. From 1999 to 2000, he served as Executive Vice President of Operations at Walter Industries, Inc., a Kohlberg, Kravis, Roberts & Company (“KKR”) portfolio company. From 1990 to 1999, Mr. Lillie held a succession of senior level management positions across a variety of disciplines including human resources, manufacturing, finance and operations at World Color, Inc., another KKR portfolio company. Since June 2015, Mr. Lillie has served on the board of directors of Nomad Foods Limited and since February 2017, he has served on the board of directors of Tiffany & Co.

Qualifications: We believe Mr. Lillie’s qualifications to serve on our Board of Directors include his executive experience, service on other corporate boards and his knowledge of public companies.

Ian G.H. Ashken Director Since 2019 Age: 60 Committees: • Audit (Chair) • Nominating and Corporate Governance Other Public Co. Boards: • Nomad Foods Limited • Element Solutions Inc

Ian G.H. Ashken has served as a director of APi Group Corporation since October 2019. Mr. Ashken was the co-founder of Jarden and served as its Vice Chairman and President until the consummation of Jarden’s business combination with Newell in April 2016. Mr. Ashken was appointed to the Jarden board in June 2001 and served as Vice Chairman, Chief Financial Officer and Secretary from September 2001. Mr. Ashken was Secretary of Jarden until February 2007 and Chief Financial Officer until June 2014. Prior to Jarden, Mr. Ashken served as the Vice Chairman and/or Chief Financial Officer of three public companies: Benson Eyecare Corporation, Lumen Technologies, Inc. and Bollé Inc. between 1992 and 2000. Mr. Ashken also serves as a director of Element Solutions Inc and Nomad Foods Limited and is a director or trustee of a number of private companies and charitable institutions. During the last five years, Mr. Ashken also previously served as a director of Newell.

Qualifications: We believe Mr. Ashken’s qualifications to serve on our Board of Directors include his executive experience, service on other corporate boards and his knowledge of public companies.

Russell A. Becker (Chief Executive Officer) Director Since 2019 Age: 54 Committees: • None Other Public Co. Boards: • None

Russell A. Becker has served as a director of APi Group Corporation since October 2019. Mr. Becker joined APi Group, Inc. in 2002 as its President and Chief Operating Officer and became its Chief Executive Officer in 2004. Prior to leading APi Group, Inc., Mr. Becker served in a variety of roles at The Jamar Company, a subsidiary of APi Group, Inc., including as a Manager of Construction from 1995 to 1997 and as President from 1998 until he joined APi Group, Inc. in 2002. Mr. Becker served as a project manager for Ryan Companies from 1993 to 1995 and as a field engineer with Cherne Contracting from 1991 to 1993. Previously, Mr. Becker served on the board of directors for Children’s Hospitals and Clinics of Minnesota Foundation and the Construction Industry Round Table. Since July 2017, Mr. Becker has served on the board of directors of Liberty Diversified Industries and since January 2019 has served on the board of directors for Marvin Companies, each a private company.

Mr. Becker also serves on the advisory board for the Construction Management Program at Michigan Technical University.

Qualifications: We believe Mr. Becker’s qualifications to serve on our Board of Directors include his extensive knowledge of APi Group, Inc. and his years of executive leadership at APi Group, Inc.

Anthony E. Malkin Director Since 2019 Age: 58 Committees: • Compensation Other Public Co. Boards: • Empire State Realty Trust, Inc.

Anthony E. Malkin has served as a director of APi Group Corporation since October 2019. Since October 2013, Mr. Malkin has served as Chairman and Chief Executive Officer of Empire State Realty Trust, Inc. (“ESRT”), a real estate investment trust. Mr. Malkin joined ESRT’s predecessor entities in 1989. Mr. Malkin has been a leader in existing building energy efficiency retrofits through coordinating the team of Clinton Climate Initiative, Johnson Controls, JLL and Rocky Mountain Institute in a groundbreaking project at the Empire State Building. Mr. Malkin led the development of standards for energy efficient office tenant installations, now known as the Tenant Energy Optimization Program, at the Urban Land Institute. Mr. Malkin also serves as a member of the Real Estate Roundtable and Chair of its Sustainability Policy Advisory Committee, the Climate Mobilization Advisory Board of the New York City Department of Buildings, Urban Land Institute, the Board of Governors of the Real Estate Board of New York, the Partnership for New York City’s Innovation Council and the Building Committee of the Metropolitan Museum of Art.

Qualifications: We believe Mr. Malkin’s qualifications to serve on our Board of Directors include his real estate investment experience, service on other corporate boards and his knowledge of public companies.

Thomas V. Milroy (Lead Independent Director) Director Since 2017 Age: 64 Committees: • Audit • Compensation (Chair) Other Public Co. Boards: • Interfor Corporation

Thomas V. Milroy has served as a director of APi Group Corporation since September 2017. Mr. Milroy worked for BMO Capital Markets (“BMO”) from 1993 to January 2015. From March 2008 to October 2014, Mr. Milroy served as Chief Executive Officer of BMO and acted as senior advisor to the Chief Executive Officer of BMO Financial Group from November 2014 until his retirement in January 2015. During his tenure at BMO, he was responsible for all of BMO’s business involving corporate, institutional and government clients globally. Mr. Milroy also serves as a director of Interfor Corporation, a large private lumber producer, and Generation Capital Limited, a private investment company. He also serves on the boards of several not for profit corporations. Mr. Milroy is a member of the Law Society of Upper Canada. Previously, Mr. Milroy served as a director of Tim Hortons Inc. from August 2013 to December 2014 and Restaurant Brands International Inc. from December 2014 to June 2018.

Qualifications: We believe Mr. Milroy’s qualifications to serve on our Board of Directors include his experience as past Chief Executive Officer of a large financial services company, service on other corporate boards and his knowledge of finance, investment and corporate banking, mergers and acquisitions, risk assessment and business development.

Lord Paul Myners Director Since 2017 Age: 72 Committees: • Nominating and Corporate Governance (Chair) Other Public Co. Boards: • Nomad Foods Limited

Lord Paul Myners has served as a director of APi Group Corporation since September 2017 and previously served as Chair of APi Group Corporation from September 2017 until October 2019. Lord Myners is Chancellor of the University of Exeter and a member of the Court of the London School of Economics and Political Science. Lord Myners served as the Financial Services Secretary in Her Majesty’s Treasury, the United Kingdom’s finance ministry, from October 2008 to May 2010. Prior to his service at the Treasury, Lord Myners served as chairman or a member of the board of several organizations, including as chairman of Guardian Media Group from 2000 to 2008, director of GLG Partners Inc. from 2007 to 2008, director of Land Securities Group plc from 2006 to 2008 (chairman from 2007 to 2008), chairman of Marks & Spencer plc from 2004 to 2006, chairman of Aspen Insurance Holdings Ltd from 2002 to 2007. Lord Myners served as chairman of Platform Acquisition Holdings Limited (now known as Element Solutions Inc) from April 2013 until its business combination with MacDermid, Incorporated in October 2013 and a director of Gartmore Investment Management Limited from 1986 to 2001. Lord Myners also served as the chairman of Justice Holdings Limited from February 2011 until its business combination with Burger King Worldwide, Inc. in June 2012 and Landscape Acquisition Holdings Limited (now known as Digital Landscape Group, Inc.) from November 2017 until its acquisition of AP WIP Investments Holdings, LP in February 2020. Lord Myners has also served in an advisory capacity to the United Kingdom Treasury and the United Kingdom Department of Trade & Industry, with particular focus on corporate governance practices. Other positions held by Lord Myners have included chairman of the Trustees of Tate, chairman of the Low Pay Commission, a member of the Court of the Bank of England, and a member of the Investment Board of GIC, Singapore’s sovereign wealth fund. Lord Myners is currently serving as a non-executive director of Nomad Foods Limited and Windmill Hill Asset Management. Lord Myners is vice-chairman of Global Counsel, chairman and a partner of Cevian Capital LLP, Chairman of Daniel J Edelman (UK) and an Independent Director of Rockefeller Capital Management. Lord Myners is a Visiting Fellow at Nuffield College, Oxford, an Executive Fellow at London Business School and a crossbench member of the UK’s House of Lords, the senior chamber in Parliament.

Qualifications: We believe Lord Myners’ qualifications to serve on our Board of Directors include his extensive experience in investment management and banking, service on other corporate boards and his knowledge of finance and international banking.

Cyrus D. Walker Director Since 2019 Age: 52 Committees: • Nominating and Corporate Governance

Cyrus D. Walker has served as a director of APi Group Corporation since October 2019. Since April 2018, Mr. Walker has served as the founder and Chief Executive Officer of The Dibble Group, an insurance brokerage and consulting firm. From January 2000, Mr. Walker served in several roles at Nemco Group, LLC, an insurance brokerage and consulting firm, including serving as its Co-Chief Executive Officer until April 2012, when it was acquired by a subsidiary of NFP Corp., a multi-national insurance brokerage and consulting business. Mr. Walker also founded and served as Chief Executive Officer of OSI Benefits, an insurance brokerage consulting firm and division of Opportunity

Other Public Co. Boards: • None

Systems, Inc., from 1995 to January 2000. Mr. Walker currently serves as a director of Folding Helmet Technology Limited, a UK-based privately held helmet safety technology firm. Mr. Walker previously served on the boards of Blue Marble Materials, a privately held sustainability and energy business, and Opportunity Systems, Inc., a privately held data processing firm.

Qualifications: We believe Mr. Walker’s qualifications to serve on our Board of Directors include his executive experience and service on other corporate boards.

Carrie A. Wheeler Director Since 2019 Age: 48 Committees: • Audit • Compensation Other Public Co. Boards: • Dollar Tree, Inc.

Carrie A. Wheeler has served as a director of APi Group Corporation since October 2019. From 1996 to December 2017, Ms. Wheeler served in several roles of increasing responsibility at TPG Global, a global private equity firm, including as a Partner and Head of Consumer Retail Investing. Ms. Wheeler currently serves on the board of directors and audit committee of Dollar Tree (since March 2019) and on the board of directors of Opendoor, a tech-based real estate company (since September 2019). Ms. Wheeler also serves on the boards of several not-for-profit organizations focused on education and children’s healthcare. In addition, Ms. Wheeler has previously served on a number of other corporate boards.

Qualifications: We believe Ms. Wheeler’s qualifications to serve on our Board of Directors include her extensive experience in business assessment, mergers and acquisitions, financing and guiding public market transactions, and her substantial experience serving on other corporate boards, including her previous service on other companies’ audit committees.

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Overview

Prior to our domestication to Delaware on April 28, 2020 (the “Domestication”), we were incorporated with limited liability under the laws of the British Virgin Islands with ordinary shares (the “Ordinary Shares”) listed on the London Stock Exchange. Upon the Domestication, our Ordinary Shares were automatically converted, on a one-for-one basis, into shares of Common Stock and our Founder Preferred Shares (the “Founder Preferred Shares”) were automatically converted, on a one-for-one basis, into shares of Series A Preferred Stock. All references to our Ordinary Shares and Founder Preferred Shares refer to the equity of the Company prior to Domestication and all references to our Common Stock and Series A Preferred Stock refer to the equity of the Company following the Domestication. Our Common Stock began trading on the NYSE on April 29, 2020. Prior to the listing of our Common Stock on the NYSE, we were subject to and complied with the rules of the London Stock Exchange. In connection with our acquisition of APi Group, Inc. on October 1, 2019 (the “APi Acquisition”), we formed our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Meetings

During 2019, the Board of Directors held a total of 7 meetings. Each incumbent director attended at least seventy five percent (75%) of the aggregate of (i) the total number of meetings of the Board during the period for which he or she was a director and (ii) the total number of meetings of all Board committees (the “Committees”) on which he or she served during the period for which he or she was a director. We were not required to and did not hold an annual meeting of stockholders in 2019. It is the policy of the Board of Directors to encourage its members to attend our annual meeting of stockholders.

During 2019, we were not listed on the NYSE. However, our Board did meet in executive session from time to time. Generally, the Chair of the meeting presided over those executive sessions. In March 2020, the Company appointed Thomas V. Milroy as its lead independent director. Mr. Milroy will preside over all future executive sessions.

Corporate Governance Guidelines

Our Board of Directors is responsible for overseeing the management of our Company. On October 1, 2019, the Board adopted Corporate Governance Guidelines (the “Governance Guidelines”) which set forth our governance principles relating to, among other things:

•	director independence;

•	director qualifications and responsibilities;

•	mandatory retirement age for independent directors at 73;

•	board structure and meetings;

•	management succession;

•	share ownership guidelines, which urge independent directors with more than one year of service to own at least 1,000 shares of Common Stock; and

•	the performance evaluation of our Board.

Our Governance Guidelines are available in the Investor Relations section of our website at www.apigroupcorp.com.

Board Leadership Structure

The Board has not adopted a formal policy regarding the need to separate or combine the offices of Chief Executive Officer (“CEO”) and Chair of the Board and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. Although the Board recognizes the benefits of having a combined Chair and CEO, currently, we separate the positions of our CEO and Co-Chairs of the Board in recognition of the differences between the two roles. The CEO is responsible for the day-to-day leadership and performance of the Company, while the Co-Chairs of the Board provide strategic guidance to the CEO, set the agenda for and preside over the Board meetings. In addition, we believe that the current separation provides a more effective monitoring and objective evaluation of the CEO’s performance. The separation also allows the Co-Chairs of the Board to strengthen the Board’s independent oversight of our performance and governance standards.

Director Independence

Upon the listing of our Common Stock on the NYSE, the composition of the Board and its Committees became subject to the independence requirements set forth under the NYSE corporate governance listing standards as well as the Governance Guidelines which have been adopted by the Board. Under the NYSE governance standards, a director qualifies as independent if the Board affirmatively determines that the director has no material relationship with us. While the focus of the inquiry is independence from management, the Board is required to broadly consider all relevant facts and circumstances in making an independence determination. In making each of these independence determinations, the Board has considered all of the information provided by each director in response to detailed inquiries concerning his or her independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with us. Specifically, Mr. Malkin currently serves as an executive officer of a company that has in the past procured services from one or more Company subsidiaries. We reviewed these commercial relationships and found that all transactions between us and the relevant companies were made in the ordinary course of business and negotiated at arms’ length. Furthermore, these commercial relationships were below the threshold set forth in the NYSE governance standards (i.e., two percent of such other company’s consolidated gross revenues for such year or $1 million, whichever is greater). As a result, our Board determined that these commercial relationships did not impair Mr. Malkin’s independence.

Based on information provided by each director concerning his or her background, employment, and affiliations, and after considering the transactions described above, the Board has affirmatively determined that each of Lord Myners, Messrs. Ashken, Lillie, Milroy, Malkin and Walker and Ms. Wheeler are “independent” as that term is defined under the applicable rules and regulations of the SEC and the NYSE governance standards. Because Mr. Franklin owns the entity which receives advisory fees from us, he is not independent under NYSE governance standards. As CEO of the Company and of APi Group, Inc. prior to the APi Acquisition, Mr. Becker is also not independent.

Board Committees

Our Board has three standing Committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Copies of the committee charters setting forth the responsibilities of the Committees are available in the Investor Relations section of our website at www.apigroupcorp.com, and such information is also available in print to any stockholder who requests it through our Investor Relations department. The Committees will periodically review their respective charters and recommend any needed revisions to the Board. The following is a summary of the composition of each Committee:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Ian G.H. Ashken	X	*			X
Anthony E. Malkin			X
Thomas V. Milroy	X		X	*
Lord Paul Myners					X	*
Cyrus D. Walker					X
Carrie A. Wheeler	X		X

*	Chair

Audit Committee

Number of Meetings in 2019: Two

Responsibilities. Our Audit Committee operates pursuant to a formal charter that governs the responsibilities of the Audit Committee. Pursuant to the Audit Committee Charter, the Audit Committee is responsible for, among other things:

•	overseeing preparation of our financial statements, the financial reporting process and our compliance with legal and regulatory matters;

•	appointing and overseeing the work of our independent auditor;

•	preapproving all auditing services and permitted non-auditing services to be performed for us by our independent auditor and approving the fees associated with such work;

•	approving the scope of the annual audit;

•	reviewing interim and year-end financial statements;

•	overseeing our internal audit function, reviewing any significant reports to management arising from such internal audit function and reporting to the Board; and

•	approving the audit committee report required to be included in our annual proxy statement.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. Pursuant to the Audit Committee Charter, the Audit Committee reviews and pre-approves all audit and non-audit services performed by our independent accountant.

Independence and Financial Expertise. The Board has reviewed the background, experience and independence of the Audit Committee members and based on this review, has determined that each member of the Audit Committee:

•	meets the independence requirements of the NYSE governance listing standards;

•	meets the enhanced independence standards for audit committee members required by the SEC; and

•	is financially literate, knowledgeable and qualified to review financial statements.

In addition, the Board has determined that each of Mr. Ashken and Ms. Wheeler qualifies as an “audit committee financial expert” under SEC rules.

Compensation Committee

Number of Meetings in 2019: One

Responsibilities. Our Compensation Committee operates pursuant to a formal charter that governs the responsibilities of the Compensation Committee. Pursuant to the Compensation Committee Charter, the Compensation Committee is responsible for, among other things:

•	assisting the Board in developing and evaluating potential candidates for executive positions;

•	reviewing and approving corporate goals and objectives with respect to compensation for the CEO, evaluating the CEO’s performance and approving the CEO’s compensation based on such evaluation;

•	determining the compensation of other non-CEO executive officers and all equity awards to such executive officers and other employees;

•	reviewing on a periodic basis compensation and benefits paid to directors and recommending such compensation to the Board of Directors for approval;

•

reviewing and approving our equity-based compensation plans and incentive compensation plans, including reviewing and approving the target performance benchmarks, if any, and range of aggregate value of our annual incentive program for senior management; and

•	approving the compensation committee report on executive compensation required to be included in our annual proxy statement.

Independence. The Board has reviewed the background, experience and independence of the Compensation Committee members and based on this review, has determined that each member of the Compensation Committee:

•	meets the independence requirements of the NYSE governance listing standards;

•	is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	meets the enhanced independence standards for compensation committee members established by the SEC.

Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee who presently serve or, in the past year, have served on the Compensation Committee has interlocking relationships as defined by the SEC or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions.

The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The Compensation Committee also has authority to retain compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion. The Compensation Committee has sole authority to approve related fees and retention terms.

The Compensation Committee did not retain a compensation consultant during the fiscal year ended December 31, 2019.

Nominating and Corporate Governance Committee

Number of Meetings in 2019: None

Responsibilities. Our Nominating and Corporate Governance Committee operates pursuant to a formal charter that governs the responsibilities of the Nominating and Corporate Governance Committee. Pursuant to

the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is responsible for, among other things:

•	assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to our Board;

•	leading the search for individuals qualified to become members of the Board and selecting director nominees to be presented for stockholder approval at our annual meetings;

•	reviewing the Board’s committee structure and recommending to the Board for approval directors to serve as members of each committee;

•	developing and recommending to the Board for approval a set of corporate governance guidelines and generally advising the Board on corporate governance matters;

•	reviewing such corporate governance guidelines on a periodic basis and recommending changes as necessary; and

•	reviewing director nominations submitted by stockholders.

The Nominating and Corporate Governance Committee may, when it deems appropriate, delegate certain of its responsibilities to one or more Nominating and Corporate Governance Committee members or subcommittees.

Independence. The Board has reviewed the background, experience and independence of the Nominating and Corporate Governance Committee members and based on this review, has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements of the NYSE governance standards and SEC rules and regulations.

Consideration of Director Nominees. The Nominating and Corporate Governance Committee considers possible candidates for nominees for directors from many sources, including stockholders. The Nominating and Corporate Governance Committee evaluates the suitability of potential candidates nominated by stockholders in the same manner as other candidates recommended to the Nominating and Corporate Governance Committee.

In making nominations, the Nominating and Corporate Governance Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. In evaluating nominees, the Nominating and Corporate Governance Committee is required to take into consideration the following attributes, which are desirable for a member of the Board: leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge and diversity of viewpoints. In addition, while we do not have a formal, written diversity policy, the Nominating and Corporate Governance Committee will attempt to select candidates who will assist in making the Board a diverse body. We believe that a diverse group of directors brings a broader range of experiences to the Board and generates a greater volume of ideas and perspectives, and therefore, is in a better position to make complex decisions.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics (“Code of Conduct”) that establishes the standards of ethical conduct applicable to all our directors, officers, and employees. In addition, we have adopted a written Code of Ethics for Senior Financial Officers (“Code of Ethics”) applicable to our CEO and senior financial officers. Copies of our Code of Conduct and Code of Ethics are publicly available in the Investor Relations section of our website at www.apigroupcorp.com. Any waiver of our Code of Ethics with respect to our CEO, chief financial officer, controller or persons performing similar functions or waiver of our Code of Conduct with respect to our directors or executive officers may only be authorized by our Board of Directors and will be disclosed on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules.

Certain Relationships and Related Transactions

Since January 1, 2019, neither we nor our predecessor, APi Group, Inc., entered into any related party transactions other than as set forth below. The transactions described below under the heading “Predecessor” were transactions entered into or maintained by APi Group, Inc. prior to the APi Acquisition when it was a private, closely-held company. In addition, the related party in many of the transactions with our predecessor is Lee Anderson, Sr., who is a former director and former owner of more than 5% of APi Group, Inc. Mr. Anderson is not a related party of the successor. Except as otherwise noted, the transactions listed below to which our predecessor was a party were terminated in connection with the APi Acquisition.

Successor

Advisory Services Agreement

On October 1, 2019, we entered into an Advisory Services Agreement with Mariposa Capital, LLC, an affiliate of Mr. Franklin. Under this agreement, Mariposa Capital, LLC agreed to provide certain services, including corporate development and advisory services, advisory services with respect to mergers and acquisitions, investor relations services, strategic planning advisory services, capital expenditure allocation advisory services, strategic treasury advisory services and such other services relating to the Company as may from time to time be mutually agreed. In connection with these services, Mariposa Capital, LLC is entitled to receive an annual fee equal to $4,000,000, payable in quarterly installments. The initial term of this agreement will terminate on October 1, 2020 and will be automatically renewed for successive one-year terms unless either party notifies the other party in writing of its intention not to renew this agreement no later than 90 days prior to the expiration of the term. This agreement may only be terminated by the Company upon a vote of a majority of our directors. In the event that this agreement is terminated by the Company, the effective date of the termination will be six months following the expiration of the initial term or a renewal term, as the case may be.

Registration Rights

The Company has agreed to provide Mr. Franklin, Mr. Lillie, Mr. Ashken and the Mariposa Acquisition IV, LLC with certain registration rights that require the Company to provide them with such information and assistance following the APi Acquisition, subject to the restrictions described in the paragraph above and customary exceptions, as they may reasonably request to enable it to effect a disposition of all or part of their Common Stock or warrants, including, without limitation, the preparation, qualification and approval of a prospectus in respect of such Common Stock or warrants.

In connection with an early warrant exercise financing (the “Warrant Financing”), each of Mariposa Acquisition IV, LLC and certain entities managed by Viking Global Investors LP (the “Viking Opportunities Fund”) that beneficially owned more than 5% of the Company’s issued and outstanding Common Stock, irrevocably committed to exercise their respective APi Group Corporation warrants. In exchange for such commitment, the Company agreed, among other things, that when requested by written notice (delivered not earlier than three months following the APi Acquisition), the Company would use commercially reasonable efforts to promptly enter into a customary registration rights agreement with such entity, which agreement would provide for customary registration rights (subject to customary exceptions) with respect to the Common Stock, or any other equity interests later acquired by such entity in exchange for the Common Stock in connection with a recapitalization, redomiciliation or similar transaction.

Pursuant to the foregoing agreement, on March 24, 2020, we entered into a registration rights agreement with Viking Global Opportunities Liquid Portfolio Sub-Master LP (“Viking”), the beneficial owner of approximately 19.7% of our outstanding shares of Common Stock. Those shares were acquired by Viking in our initial public offering and the Warrant Financing. Pursuant to the registration rights agreement, we agreed that, subject to certain terms and conditions, (i) on or promptly after the one year anniversary of our becoming subject to the SEC reporting company requirements, we will file with the SEC a registration statement registering the resale of the Common Stock held by the Viking Opportunities Fund and use our commercially reasonable efforts to have such registration statement declared effective as promptly as practicable after its filing (but no later than 60 days after filing) and (ii) if we propose to register any of our Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the public offering of such securities solely for cash (other than in certain excluded registrations), we will register all of the shares that the Viking Opportunities Fund requests to be included in such registration (subject to customary cutbacks if the underwriters determine that less than all of the shares requested to be registered can be included in such offering).

In addition, we agreed, among other things to, (i) make and keep available adequate current public information (as those terms are understood and defined in Rule 144); (ii) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of us under the Securities Act and the Exchange Act (at any time after we have become subject to such reporting requirements); (iii) furnish certain information as may be requested by Viking as to our compliance with the reporting requirements of Rule 144 under the Securities Act and (iv) cooperate with Viking’s reasonable requests to facilitate any proposed sale of shares in accordance with the provisions of Rule 144 under the Securities Act, including, without limitation, by providing opinions of counsel, to the extent required.

The registration rights agreement contains customary indemnities. Our obligations under the registration rights agreement will terminate on the earlier of (a) such time as all of the shares that may be registered under the agreement have been sold and (b) such time as all of such shares may be sold, transferred or otherwise disposed of in a single transaction without limitation under Rule 144.

Additional Stock Issuances to Mariposa Acquisition IV, LLC, Certain Directors and Executive Officer

On October 1, 2019, in connection with the closing of the Warrant Financing, we issued and sold at $10.25 per share (i) 3,333,333 Ordinary Shares to Mariposa Acquisition IV, LLC, (ii) 8,333,333 Ordinary Shares to Viking Global Opportunities Liquid Portfolio Sub-Master LP, (iii) 3,333 Ordinary Shares to Lord Paul Myners and (iv) 2,500 Ordinary Shares to Thomas V. Milroy and other then-non-founder directors Rory Cullinan and Jean-Marc Huët.

On October 1, 2019, in connection with the closing of the APi Acquisition, we issued and sold 59,500 Ordinary Shares at $10.25 per share to Thomas A. Lydon, Chief Financial Officer, for a total purchase price of $609,875.

Predecessor

Transactions with Lee Anderson, Sr.

Operating Leases

APi Group, Inc. and certain of its subsidiaries lease office and operating facilities necessary for the operation of our business from an entity owned by Lee Anderson, Sr. The terms of the leases run through December 2026. The leases provide that all taxes and operating costs are to be paid by the lessee and we believe the rent is at fair market rates. APi Group, Inc. and its subsidiaries incurred rent expense of $650,932 for the nine months ended September 30, 2019, after which Mr. Anderson was no longer a related party.

Loans to Related Parties

APi Group, Inc. loaned $4.5 million during the nine months ended September 30, 2019 to Lee Anderson, Sr. under interest-bearing notes due on demand. The notes were unsecured and accrued interest at an annual rate of 2.25%. APi Group, Inc. received principal and interest payments of $4.6 million in the nine months ended September 30, 2019. The loans were repaid in connection with the APi Acquisition, at which time there was $4.5 million in aggregate principal amount outstanding.

Until the closing of the APi Acquisition, APi Group, Inc. held a 15% ownership interest in Trey Aviation, LLC, a holding company owned 85% by Lee Anderson, Sr. Prior to 2019, APi Group, Inc. loaned an aggregate of $6.6 million to Trey Aviation, LLC under interest-bearing notes due on demand. The largest aggregate principal amount outstanding under the notes was $5.5 million. The notes were unsecured and accrued interest at annual rates ranging from 2.25% to 2.72%. APi Group, Inc. received principal and interest payments of $103,196 in the nine months ended September 30, 2019. The loans were repaid in connection with the APi Acquisition, at which time there was $4.5 million in aggregate principal amount outstanding.

Lease of Aircraft

APi Group, Inc. rented aircraft owned by Trey Aviation, LLC, a holding company owned 85% by Lee Anderson, Sr. and, until the closing of the APi Acquisition, 15% by APi Group, Inc. APi Group, Inc. incurred an expense of $2.4 million for the nine months ended September 30, 2019 relating to the rental of the aircraft.

Investment in Related Party

APi Group, Inc. had a preferred partnership investment in A&L Partnership, LLP, a limited liability partnership controlled by Lee Anderson, Sr. The carrying value of APi Group, Inc.’s preferred partnership investment was $3.1 million as of September 30, 2019. The partnership interest was redeemed in connection with the closing of the APi Acquisition for $8.7 million pursuant to the terms of the partnership agreement. APi Group, Inc. received cash distributions on its interest of $400,000 in the nine months ended September 30, 2019.

Services with Related Parties

APi Group, Inc. and its subsidiaries performed contractor services for entities owned by Lee Anderson, Sr. APi Group, Inc. earned contract revenue of $569,735 during the period from January 1, 2019 to September 30, 2019 for such services. We believe the amounts paid by the entities owned by Mr. Anderson were based on fair market rates.

APi Group, Inc. and its subsidiaries lease rental equipment necessary for the operation of our business from an entity owned by Lee Anderson, Sr. APi Group, Inc. and its subsidiaries incurred rental expense of $2.0 million for the nine months ended September 30, 2019 relating to the rental equipment. The entity is one of many rental equipment companies from which APi Group, Inc. and its subsidiaries lease equipment, and we believe the amounts paid were based on fair market rental rates.

Other

From time to time prior to the closing of the APi Acquisition, APi Group, Inc. provided back office purchasing support to an entity owned by Lee Anderson, Sr. at cost, which amounts were reimbursed. In addition, APi Group, Inc. also covered the entity’s employees under APi Group, Inc.’s benefit plans, and it was reimbursed by the entity at cost. The aggregate amounts paid and reimbursed for back office purchasing support and premiums under the benefit plans was approximately $327,965 for the nine months ended September 30, 2019, which aggregate amounts were completely offset by the aggregate amounts APi Group, Inc. owed to the entity for equipment rental as disclosed above.

Transactions with Russell A. Becker

Stock Purchase and Financing

In December 2013, APi Group, Inc. entered into a stock purchase agreement with Russell A. Becker, its chief executive officer, pursuant to which Mr. Becker agreed to purchase 248,000 common shares for $10.0 million. In consideration for the issuance of these shares, APi Group, Inc. received a promissory note for the amount of the purchase price, and principal payments were due in annual installments of $1.4 million from 2015 through 2022. The largest aggregate principal amount outstanding under the promissory note was $10.0 million and it accrued interest at an annual rate of 1.65%. APi Group, Inc. received principal and interest payments of $1.9 million in the nine months ended September 30, 2019. The promissory note was secured by the underlying common shares that were issued. APi Group, Inc. had an obligation to repurchase the shares at the end of Mr. Becker’s employment with APi Group, Inc. based upon the fair value of the shares at the time of the repurchase, which was to be determined by an annual independent appraisal. The loan was repaid prior to the closing of the APi Acquisition.

Operating Lease

APi Group, Inc. leased its headquarters building from an entity owned 76% by APi Group, Inc. and, until the closing of the APi Acquisition, 24% by Russell A. Becker. In connection with the closing, APi Group, Inc. acquired Mr. Becker’s interest in such entity for $3.3 million. APi Group, Inc. incurred rent expense of $1.1 million for the nine months ended September 30, 2019 relating to the lease.

Policy Concerning Related Party Transactions

The Board of Directors has determined that the Audit Committee is best suited to review and approve or ratify transactions with related persons, in accordance with the policy set forth in the Audit Committee Charter. Such review will apply to any material transaction or series of related transactions or any material amendment to any such transaction involving a related person and the Company or any subsidiary of the Company. For purposes of the policy, “related persons” will consist of executive officers, directors, director nominees, any stockholder beneficially owning more than 5% of the issued and outstanding common stock, and immediate family members of any such persons. In reviewing related person transactions, the Audit Committee will take into account all factors that it deems appropriate, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No member of the Audit Committee will be permitted to participate in any review, consideration or approval of any related person transaction in which the director or any of his or her immediate family members is the related person.

Board Role in Risk Management

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through Committees of the Board, as disclosed in the descriptions of each of the Committees above and in the charters of each of the Committees, but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing our policies and procedures with respect to risk assessment and risk management. The other Committees of the Board consider the risks within their areas of responsibility. The Board satisfies their oversight responsibility through full reports by each Committee chair regarding the Committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Anti-Hedging Policy

Our Insider Trading Policy, which is applicable to all employees (including officers) and directors of the Company, makes clear that no employee or director may engage in hedging transactions or any other forms of monetization transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities granted as compensation, or held directly or indirectly by the employee or director.

Director Compensation

From January 1, 2019 until October 1, 2019, we paid each of our non-founder directors an annual fee of $75,000 and our then-chair, Lord Myners, an annual fee of $100,000.

In connection with the completion of the APi Acquisition, we adopted the following non-employee director compensation policy:

•	Annual Retainer. Each non-employee director is entitled to an annual cash fee of $75,000, payable quarterly.

•	Committee Fees. Members of any of our Committees are entitled to an additional annual cash fee of $5,000. Each of the chairs of our Committees is entitled to an additional $10,000 annual cash fee.

•

Annual Equity Award. Each non-employee director will be granted annually a number of restricted stock units equal to $100,000 at the date of issue. The restricted stock units will vest and settle into shares of Common Stock on the earlier of the one-year anniversary of the date of issuance and the date of the following year’s annual meeting of stockholders (other than the restricted stock units granted on October 1, 2019 at the closing of the APi Acquisition which will vest on October 1, 2020).

In addition, all of our directors are entitled to be reimbursed by the Company for reasonable expenses incurred by them in the course of their directors’ duties relating to the Company.

Lord Myners and Messrs. Ashken, Milroy, Malkin and Walker and Ms. Wheeler will be paid compensation for their respective services on our Board. Mr. Franklin will not receive any additional compensation for services as a director in light of his affiliation with Mariposa Capital, LLC, which provides advisory services to the Company in exchange for a fee. In addition, Mr. Becker, who serves as our CEO, is not entitled to receive any additional compensation for his services as a director. For his initial term as director, Mr. Lillie has elected to waive all compensation for service as a director.

The table below sets forth the non-employee director compensation for the year ended December 31, 2019. Mr. Becker, our CEO, is omitted from the table as he does not receive any additional compensation for his services as a director. For more information on Mr. Becker’s compensation, see “Executive Compensation”.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Total ($)
Sir Martin E. Franklin	—	—	—
James E. Lillie	—	—	—
Ian G.H. Ashken	22,500	102,500	125,000
Anthony E. Malkin	20,000	102,500	122,500
Thomas V. Milroy	78,750	102,500	181,250
Lord Paul Myners	93,750	102,500	196,250
Cyrus D. Walker	20,000	102,500	122,500
Carrie A. Wheeler	21,250	102,500	123,750
Rory Cullinan(1)	56,250	—	56,250
Jean-Marc Huët(1)	56,250	—	56,250
Brian Kaufmann(1)	—	—	—

(1)

Each of Messrs. Cullinan, Huët and Kaufmann stepped down from our Board of Directors in connection with the APi Acquisition. Mr. Kaufmann did not receive any compensation while he was a director in light of his affiliation with the Viking Opportunities Fund, which beneficially owns 19.7% of our Common Stock.

(2)

Reflects annual retainers paid under our prior director compensation program from January 1, 2019 through September 30, 2019 and our current director compensation program from October 1, 2019 through December 31, 2019, calculated on a pro-rata basis.

(3)

Represents the aggregate grant date fair values of restricted stock units granted during 2019, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in calculating the amounts for 2019, see Note 18 to our historical consolidated financial statements for the year ended December 31, 2019 included in our Registration Statement on Form S-4 effective as of May 1, 2020.

(4)

The following table sets forth the aggregate number of restricted shares of our Common Stock and unexercised stock options to purchase our Common Stock outstanding at December 31, 2019 for each of our non-executive directors:

Name	Aggregate Number of Restricted Shares Outstanding at December 31, 2019	Aggregate Number of Unexercised Stock Options Outstanding at December 31, 2019(1)
Sir Martin E. Franklin	—	—
James E. Lillie	—	—
Ian G.H. Ashken	10,000	—
Anthony E. Malkin	10,000	—
Thomas V. Milroy	10,000	37,500
Lord Paul Myners	10,000	50,000
Cyrus D. Walker	10,000	—
Carrie A. Wheeler	10,000	—
Rory Cullinan	—	37,500
Jean-Marc Huët	—	37,500
Brian Kaufmann	—	—

(1)

In connection with the initial public offering, Lord Myners was granted a five-year option to acquire 50,000 Ordinary Shares and Mr. Milroy and our other then-non-founder directors (other than Mr. Kaufmann) were each granted a five-year option to acquire 37,500 Ordinary Shares pursuant to Option Deeds, all at an exercise price of $11.50 per Ordinary Share (subject to adjustment in accordance with their respective Option Deeds).

EXECUTIVE OFFICERS

Executive Officers

Set forth below is certain information relating to our current executive officers. Biographical information with respect to Mr. Becker is set forth above under “PROPOSAL 1—ELECTION OF DIRECTORS”.

Name	Age	Title
Russell A. Becker	54	President and Chief Executive Officer
Julius J. Chepey	59	Chief Information Officer
Andrea M. Fike	59	General Counsel and Secretary
Paul W. Grunau	54	Chief Learning Officer
Thomas A. Lydon	56	Chief Financial Officer
Mark T. Polovitz	38	Vice President and Controller

Julius J. Chepey has served as Chief Information Officer of APi Group Corporation since the completion of the APi Acquisition on October 1, 2019, and previously served as Chief Information Officer of APi Group, Inc. since February 2010. Prior to joining APi Group, Inc., Mr. Chepey was VP Information Technology at J.D. Irving Limited, a large private company with operations in various industries in Atlantic Canada, reporting directly to the owner. From 1998 to 2007, Mr. Chepey was the IT Leader of Information Technology for M. A. Mortenson Company, a construction and development company based in Golden Valley, Minnesota, serving as Information Technology Director from 1998 to 2001, and was promoted to Chief Information Officer in 2002. Mr. Chepey also serves on the board of a non-profit.

Andrea M. Fike has served as General Counsel of APi Group Corporation since January 2020 and as Secretary since March 2020. Most recently, Ms. Fike was Executive Vice President and General Counsel for iMedia Brands, Inc. (f/k/a EVINE Live Inc.), a digital and television media and retailing company. From April 2017 to June 2019, Ms. Fike headed the iMedia Brands legal department and assumed leadership of several operations functions, including the company’s customer solutions group, after which she was a consultant until she joined APi Group Corporation. Prior to that, Ms. Fike served as Senior Vice President and General Counsel at Regency Corporation, an educational institution, from 2008 to July 2017. At Regency Corporation, Ms. Fike was responsible for management of the legal and compliance, campus operations and human resources functions. Prior to that, she spent eight years at FICO, an analytics software company, where she was responsible for oversight of the legal department. Prior to that, Ms. Fike spent ten years at a law firm where, as a partner, she focused on financial institutions regulatory law. Ms. Fike also serves on the board of a non-profit.

Paul W. Grunau has served as Chief Learning Officer of APi Group Corporation since the completion of the APi Acquisition on October 1, 2019, and previously served as Chief Learning Officer of APi Group, Inc. since January 2016. Mr. Grunau also previously served as Chief Operating Officer of APi Group, Inc. from 2009 to 2011. Mr. Grunau initially joined APi Group, Inc. in 2006 following the acquisition of Grunau Company by APi Group, Inc. and had been the President and owner of Grunau Company from 1999 until its acquisition. From 2011 to December 2015, he served as Chief Operating Officer of Health Payment Systems, a health care technology startup in which he was a founding investor. Mr. Grunau also served as a director of APi Group, Inc. from 2011 until the closing of the APi Acquisition. Mr. Grunau also serves on the boards of two private companies and previously served on the boards of non-profits.

Thomas A. Lydon has served as Chief Financial Officer of APi Group Corporation since the completion of the APi Acquisition on October 1, 2019, and previously served as Chief Financial Officer of APi Group, Inc. since July 2014. Prior to joining APi Group, Inc., Mr. Lydon was a partner at KPMG, where he served for 28 years in positions of increasing responsibility. From 1995 to 1997, Mr. Lydon ran KPMG’s U.S. desk in Sydney, Australia, and from 1999 to 2001, he led KPMG’s internal audit practice in Minneapolis, Minnesota. In 2001, Mr. Lydon became managing partner of KPMG’s Des Moines, Iowa office and was promoted in 2009 as business unit partner in charge of audit for the Des Moines and Minneapolis offices. Mr. Lydon also serves on the boards of two non-profits and is a certified public accountant.

Mark T. Polovitz served as Vice President and Controller of APi Group Corporation since the completion of the APi Acquisition on October 1, 2019. Effective June 26, 2020, Mr. Polovitz transitioned to a new role with the Company as an operating company Vice President. Mr. Polovitz previously served as Vice President and Controller of APi Group, Inc. since July 2011. Mr. Polovitz initially joined APi Group, Inc. in January 2009, where he served in a variety of roles on the corporate accounting and finance team and led internal business system conversions for legacy and acquired companies. Prior to joining APi Group, Inc., Mr. Polovitz was a CPA with PWC in their audit practice from 2005 to January 2009. Mr. Polovitz also serves on the audit committee of the board of a non-profit.

COMPENSATION DISCUSSION & ANALYSIS

Overview

This Compensation Discussion and Analysis provides information regarding our executive compensation philosophy, programs and decisions for 2019 for our named executive officers. For 2019, our named executive officers are:

Russell A. Becker	President and Chief Executive Officer
Thomas A. Lydon	Chief Financial Officer
Julius J. Chepey	Chief Information Officer
Paul W. Grunau	Chief Learning Officer
Mark T. Polovitz	Vice President and Controller

Prior to the completion of the APi Acquisition, we did not have any operations as our sole purpose was to acquire a target business. As such, we did not have any executive officers until the closing of the APi Acquisition at which time, the executive officers of APi Group, Inc. became our executive officers. Messrs. Becker, Lydon, Chepey, Grunau and Polovitz were executive officers of APi Group, Inc. during 2019 through the APi Acquisition on October 1, 2019. Upon completion of the APi Acquisition, each became executive officers of the Company. The APi Group, Inc. board of directors and management were responsible for all decisions regarding executive compensation prior to the date of the APi Acquisition.

Compensation Philosophy and Objectives

Our Compensation Committee’s guiding principle when reviewing and determining executive compensation is to assure that the Company’s compensation policies attract and retain the key employees necessary to support the Company’s growth and success, both operationally and strategically, and to motivate executives to achieve short- and long-term goals with the ultimate objective of creating sustainable improvements in stockholder value.

Because we had no executive officers prior to the APi Acquisition, we did not have or maintain an executive compensation program until the APi Acquisition. Given that APi Group, Inc. was a closely-held, private corporation prior to the APi Acquisition, it did not maintain a formal executive compensation program typical of public companies. We are currently in the process of developing an executive compensation program that furthers our compensation philosophy and objectives of maintaining a top-tier management team that is competitively compensated and promoting stockholder alignment. The program will also seek to ensure that:

•	executives are appropriately rewarded for their contributions to our successful performance;

•	a significant portion of each executive’s compensation is “at risk” and tied to overall Company, business unit, and individual performance; and

•	there is a balance of short and long-term compensation elements to motivate and reward superior performance without encouraging excessive or unnecessary risk taking.

Executive Compensation Setting Process

Review of the Compensation Committee

Our Board of Directors has adopted a written Compensation Committee Charter that governs the responsibilities of the Compensation Committee. The Compensation Committee is responsible for, among other things, the design, implementation and administration of short- and long-term compensation (including benefits and awards under our 2019 Equity Incentive Plan) for directors, executive officers and other employees. The Compensation Committee is also responsible for reviewing and approving corporate goals and objectives with respect to compensation for the CEO, evaluating the CEO’s performance and approving the CEO’s compensation based on such evaluation.

When making compensation decisions, the Compensation Committee intends to consider the dynamics of operating in the safety services, specialty services and industrial services industries, the importance of rewarding and retaining talented and experienced executives to continue to guide the Company, the alignment of our executive compensation program with stockholders’ interests and the voting guidelines of certain proxy advisory firms and stockholders. In reviewing and determining executive compensation, the Compensation Committee also expects to consider: compensation levels at peer companies derived from compensation surveys provided by outside consultants; the Company’s past-year performance, growth and relative stockholder return; the results of any say on pay votes by stockholders; achievement of specific pre-established financial goals; a subjective determination of the executives’ past performance and expected future contributions to the Company; and past equity awards granted to such executives.

Peer Group and Market Benchmarking

In designing competitive and appropriate compensation packages for the named executive officers, the Compensation Committee expects to identify a representative peer group in the same or similar industries. Factors used to select our peer group will include industry segment, revenues, profitability, market capitalization and number of employees. The Compensation Committee will consider compensation data and practices of this group of peer companies, as well as current market trends and practices generally.

Use of Outside Consultants

The Compensation Committee expects to retain outside compensation and benefits consultants from time to assist the Compensation Committee in designing management pay, compensation design and other related matters. The information from any outside consultant regarding pay practices at other companies will be provided to the Compensation Committee as a resource for their deliberations for executive compensation decisions and will be useful in at least two respects. First, the Compensation Committee recognizes that compensation practices must be competitive in the marketplace. Second, this marketplace information is one of the many factors that management and the Compensation Committee will consider in assessing the reasonableness and appropriateness of our compensation programs. Although at this time we do not intend to target executive compensation to any peer group median, we do intend to strive to provide a compensation package that is competitive in the market and rewards each executive’s performance in executing the strategic and financial goals of the Company.

Role of Executives in Establishing Compensation

We expect our CEO to evaluate the individual performance and the competitive pay positioning of senior management members who report directly to the CEO, including the named executive officers. Our CEO can then make recommendations to the Compensation Committee regarding the target compensation, job leveling and grading for such named executive officers and other executive officers of the Company.

Components of the Executive Compensation Program

Prior to the APi Acquisition, the primary components of APi Group, Inc.’s executive compensation program consisted of base salary, annual cash incentive compensation and the opportunity to receive stock options. In connection with the APi Acquisition, our Board of Directors approved executive employment agreements for Messrs. Becker and Lydon and an offer of employment for Mr. Grunau (collectively, the “Employment Agreements”) which provide for a base salary, annual cash incentive compensation, annual time- and performance-based equity incentive awards (each, an “LTI Award”) and participation in our employee benefits plans. Although Messrs. Chepey and Polovitz do not have formal employment or employment-related agreements with the Company, they will receive a base salary and may also receive (i) annual incentive compensation based on individual and/or Company performance and/or (ii) an LTI Award. The Compensation Committee believes that a combination of these components provides these named executive officers with a competitive executive compensation package that serves to motivate and retain the executive while promoting the Company’s pay-for-performance philosophy.

The Employment Agreements also provide for an initial long-term equity incentive grant (the “Initial Grant”) and a one-time cash transaction bonus for Messrs. Becker and Lydon relating to the APi Acquisition which were granted and paid in 2019. Messrs. Becker and Lydon also received an additional one-time cash transaction bonus from APi Group, Inc. as directed by the sellers of APi Group, Inc. (the “Sellers”).

Base Salary

The Compensation Committee believes base salary serves to attract and retain high-quality executives needed to lead our complex business. The Compensation Committee expects to annually review the named executive officers’ base salaries and make appropriate adjustments subject to the terms of any individual employment agreements. Any adjustments will be based on individual responsibilities and performance, internal pay equity, compensation history and executive potential.

Pursuant to their respective Employment Agreements, Mr. Becker is entitled to a base salary of $1.25 million, Mr. Lydon is entitled to a base salary of $825,000 and Mr. Grunau is entitled to a base salary of $340,000, which amounts will be reviewed and may be adjusted annually by the Compensation Committee. Messrs. Chepey and Polovitz have current base salaries of $300,000 and $275,000, respectively.

Annual Cash Incentive Compensation

Consistent with the Company’s pay-for-performance philosophy, and to promote alignment with stockholders’ interests, the Company expects that a portion of each named executive officer’s compensation will be based, at the discretion of the Compensation Committee, on individual and/or Company performance. The Company expects that target payout opportunities under any annual cash incentive plan will be based on factors such as the Company’s performance and growth, achievement of specific financial goals and creation of stockholder value, a subjective determination of the executives’ past performance and expected future contributions to the Company and aggregate compensation of persons holding similar positions with comparable companies.

Pursuant to their respective Employment Agreements, Mr. Becker and Mr. Lydon are both eligible to receive an annual cash incentive award with a target incentive opportunity equal to 100% of their annual base salary and a maximum incentive opportunity equal to 200% of their annual base salary, in each case subject to the performance metrics and targets to be established by the Compensation Committee. Messrs. Grunau, Chepey and Polovitz are also expected to participate in any annual cash incentive program established by the Compensation Committee. For 2019, each of Mr. Becker and Mr. Lydon were eligible to receive a full year cash incentive opportunity of $2.0 million and $150,000, respectively, provided that the Company achieves a minimum of $400.0 million of Adjusted EBITDA for fiscal 2019 (calculated in the same manner as used in connection with the closing of the APi Acquisition, and generally defined as EBITDA (net income attributable to APi Group, Inc. plus interest expenses, income taxes, depreciation and amortization), excluding the impact of certain additional items included in earnings). For 2019, pursuant to his Employment Agreement, Mr. Grunau received $275,000 under the annual cash incentive program based on Company performance for 2019. The Company did not achieve the required Adjusted EBITDA target in 2019. As a result, neither Mr. Becker nor Mr. Lydon received any annual cash incentive compensation for 2019. In March 2020, Messrs. Grunau, Chepey and Polovitz received bonuses of $275,000, $250,000 and $200,000, respectively, to compensate them for their performance and contributions in 2019. No performance targets have been established for 2020.

LTI Awards

Any LTI Awards granted by the Compensation Committee are intended to align the financial interests of our executives with those of the stockholders of the Company. We believe that stockholders’ interests are best served by balancing the focus of executives’ decisions between short and long-term measures. We also believe that providing executives with opportunities to acquire significant stakes in the Company’s growth incentivizes and rewards executives for sound business decisions and high-performance team environments, while fostering the accomplishment of short- and long-term strategic objectives and improvement in stockholder value, all of which are essential to our ongoing success. We expect our executive officers and other key management personnel to be and remain stockholders in the Company.

All LTI Awards will be granted under the Company’s 2019 Equity Incentive Plan, which was approved by our Board of Directors effective as of October 1, 2019 in connection with the closing of the APi Acquisition, or such other long-term incentive plans, programs and arrangements established and modified from time to time by the Compensation Committee. We expect any LTI Awards will be granted in the form of stock options, restricted stock units, performance shares or other forms of equity or long-term incentive as determined by the Compensation Committee and on terms to be specified by the Compensation Committee in its discretion.

2019 LTI Program

Pursuant to their respective Employment Agreements, Mr. Becker, Mr. Lydon and Mr. Grunau each received an initial grant of 490,000, 150,000 and 48,780 restricted stock units, respectively, which will vest in three equal annual installments on the first, second and third anniversaries of the grant date. On January 1, 2020, Messrs. Chepey and Polovitz were granted 19,510 and 24,390 restricted stock units, respectively, which will vest on the first, second and third anniversaries of the grant date.

Messrs. Becker, Lydon, Grunau, Chepey and Polovitz will be eligible to participate in our 2019 Equity Incentive Plan and any other long-term incentive plan, program and/or arrangements applicable to senior-level executives as established and modified from time to time by the Compensation Committee, in its sole discretion. Pursuant to their respective Employment Agreements, beginning in 2021, Messrs. Becker and Lydon will be awarded annual time and/or performance based long term compensation awards under the 2019 Equity Incentive Plan and/or such other plans, programs or arrangements having a grant date value of not less than 400% and 185%, respectively, of his then current base salary. The awards will be granted in the form of stock options, restricted stock units, performance shares or other forms of equity or long-term incentive as determined by the Compensation Committee and on terms to be specified by the Compensation Committee in its discretion. All other awards granted to the named executive officers will be made at the discretion of the Compensation Committee on terms and conditions approved by the Compensation Committee.

Benefits and Other Perquisites

We provide employees, including the named executive officers, with a range of employee benefits including life and health insurance, disability benefits and retirement benefits (as described below), that are designed to assist in attracting and retaining skilled employees critical to our long-term success and to be competitive with market practice.

Profit Sharing & 401(k) Plan

Most of our domestic employees, including our named executive officers, are eligible to participate in the Company’s tax-qualified Profit Sharing & 401(k) Plan (the “401(k) Plan”). Pursuant to the 401(k) Plan, employees may elect to contribute a portion of their current compensation to the 401(k) Plan, in an amount up to the statutorily prescribed annual limit. The 401(k) Plan provides the option for the Company to make matching contributions. Participants may also direct the investment of their 401(k) Plan accounts into several investment alternatives.

Other Benefits and Perquisites

We also provide each of our named executive officers with an executive term life insurance policy which provides a death benefit of $550,000 and an executive disability insurance policy which covers up to 75% of their base salary. In addition, we provide each of our named executive officers with a car allowance.

Company matching contributions allocated to each named executive officer under the 401(k) Plan, premiums paid by the Company on the life and disability insurance policies on behalf of each named executive officer and amounts paid by the Company for the car allowance for each named executive officer are shown in the “All Other Compensation” column in the Summary Compensation Table for Fiscal 2019 in the “Executive Compensation” section.

Named executive officers can participate in the 2020 Employee Stock Purchase Plan that is being proposed for approval by stockholders. The 2020 Employee Stock Purchase Plan is described under the “Proposal 3—Approve 2020 Employee Stock Purchase Plan” section below.

Other Compensation-Related Practices and Policies

Change in Control

The Employment Agreements provide that if an executive is terminated either without “cause” (as defined in the Employment Agreements) or terminates their employment for “good reason” (as defined in the Employment Agreements) during the two-year period immediately following a “change in control” (as defined in the 2019 Equity Incentive Plan), they shall be entitled to certain payments and benefits. See the “Potential Payments Upon Termination or Change in Control” section below. We believe such change in control provisions serve the best interests of the Company and our stockholders by allowing our executives to exercise sound business judgement without fear of significant economic loss in the event they lose their employment with the Company as a result of a change in control. We also believe that such arrangements are competitive, reasonable and necessary to attract and retain key executives.

Severance

The Employment Agreements provide that if an executive is involuntarily terminated without “cause” or terminates their employment for “good reason”, they shall be entitled to all previously earned and accrued but unpaid amounts of their base salary up to their termination date. Subject to certain conditions, such an executive will also be entitled to severance pay as set forth in their Employment Agreement and described under the “Potential Payments Upon Termination or Change in Control” section below.

Clawback Policy

The Dodd-Frank Wall Street Reform and Consumer Protection Act (known as the “Dodd-Frank Act”), enacted in July 2010, required stock exchanges to adopt rules requiring listed companies to develop and implement a policy for recovery (i.e., clawback) of incentive-based compensation from executive officers in the event of the restatement of previously published financial statements resulting from a material accounting error, material noncompliance with financial reporting requirements or violations of U.S. securities laws. These rules have not yet been adopted.

The Company’s 2019 Equity Incentive Plan includes a clawback policy which allows the Company to recoup any equity awards issued thereunder under certain circumstances. The Compensation Committee will review, amend or adopt a clawback policy as necessary to ensure compliance with these regulations.

Equity Holding Policy

To ensure strong linkage between the interests of our management team and those of our stockholders, the Compensation Committee may adopt stock ownership guidelines for executive officers. Under such a policy, the executive officers of the Company, including the named executive officers and certain other employees who receive LTI Awards, may be required to meet certain equity holding requirements.

2019 Equity Incentive Compensation Plan

Overview

Effective as of October 1, 2019, our Board of Directors approved the APi Group Corporation 2019 Equity Incentive Plan, hereinafter referred to as our “2019 Plan.” The purpose of our 2019 Plan is to assist our Company and its subsidiaries and other designated affiliates, which we refer to as “Related Entities”, in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to our Company or its Related Entities, by enabling such persons to acquire or increase a proprietary interest in our Company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with long term performance incentives to expend their maximum efforts in the creation of stockholder value.

Administration.    Our 2019 Plan is to be administered by a committee designated by our Board of Directors consisting of not less than two directors, hereinafter referred to as the “Plan Committee”; provided, however, that except as otherwise expressly provided in the 2019 Plan, our Board of Directors may exercise any power or authority granted to the Plan Committee under our 2019 Plan. The Plan Committee will consist solely of independent directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director. On June 1, 2020, the Board designated the Compensation Committee to serve as the Plan Committee to administer the 2019 Plan.

Subject to the terms of our 2019 Plan, the Plan Committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2019 Plan, construe and interpret the 2019 Plan and award agreements, and correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Plan Committee may deem necessary or advisable for the administration of our 2019 Plan.

Eligibility.    The persons eligible to receive awards under our 2019 Plan are the officers, directors, employees, consultants and other persons who provide services to our Company or any Related Entity. An employee on leave of absence may be considered as still in the employ of our Company or a Related Entity for purposes of eligibility for participation in our 2019 Plan.

Types of Awards.    Our 2019 Plan provides for the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, bonus stock and awards in lieu of cash compensation, other stock-based awards and performance awards. Performance awards may be based on the achievement of certain business or personal criteria or goals, as determined by the Plan Committee.

Shares Available for Awards; Annual Per-Person Limitations.    The total number of shares of Common Stock that may be subject to the granting of awards under our 2019 Plan is equal to 17,000,000 shares. The foregoing limit shall be increased by the number of shares with respect to which awards granted under our 2019 Plan are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares. Awards issued in substitution for awards previously granted by a company acquired by our Company or a Related Entity, or with which our Company or any Related Entity combines, do not reduce the limit on grants of awards under our 2019 Plan.

The Plan Committee is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Common Stock so that an adjustment is appropriate. The Plan Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations, or business conditions.

Description of Awards

Stock Options and Stock Appreciation Rights.    The Plan Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Plan Committee, but must not be less than the fair market value of a share of Common Stock on the date of grant. For purposes of the 2019 Plan, the term “fair market value” means the fair market value of a share of Common Stock or other property as determined by the Plan Committee or under procedures established by the Plan Committee. Unless otherwise determined by the Plan Committee, the fair market value of a share of Common Stock as of any given date shall be the closing sales price per share of Common Stock of the Company as reported on the principal stock exchange or market on which the Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or other service generally are fixed by the Plan Committee, except that no option or stock appreciation right may have a term exceeding ten years. Methods of exercise and settlement and other terms of the stock appreciation right are determined by the Plan Committee. The Plan Committee, thus, may permit the exercise price of options awarded under the 2019 Plan to be paid in cash, shares (including the withholding of shares otherwise deliverable pursuant to the award), other awards or other property (including loans to participants). Options may be exercised by payment of the exercise price in cash, Common Stock or other property having a fair market value equal to the exercise price, as the Plan Committee may determine from time to time.

Restricted Stock and Restricted Stock Units.    The Plan Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of Common Stock which may not be sold or disposed of, and which shall be subject to such risks of forfeiture and other restrictions as the Plan Committee may impose. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the Plan Committee. An award of restricted stock units confers upon a participant the right to receive Common Stock, cash equal to the fair market value of a specified number of shares of Common Stock, or a combination thereof, as determined by the Plan Committee, at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Plan Committee may impose. Prior to settlement, an award of restricted stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents.    The Plan Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, Common Stock, other awards or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of Common Stock, awards or otherwise as specified by the Plan Committee.

Bonus Stock and Awards in Lieu of Cash Obligations.    The Plan Committee is authorized to grant Common Stock as a bonus free of restrictions, or to grant Common Stock or other awards in lieu of Company obligations to pay cash under our 2019 Plan or other plans or compensatory arrangements, subject to such terms as the Plan Committee may specify.

Other Stock-Based Awards.    The Plan Committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Common Stock. The Plan Committee determines the terms and conditions of such awards.

Performance Awards.    The Plan Committee is authorized to grant performance awards to participants on terms and conditions established by the Plan Committee. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Plan Committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares of Common Stock (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares or other awards, or any combination thereof, as determined by the Plan Committee.

Other Terms of Awards.    Awards may be settled in the form of cash, Common Stock, other awards or other property, in the discretion of the Plan Committee. The Plan Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Plan Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Plan Committee is authorized to place cash, shares or other awards in trusts or make other arrangements to provide for payment of our obligations under the 2019 Plan. The Plan Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under our 2019 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Plan Committee may, in its discretion, permit transfers, subject to any terms and conditions the Plan Committee may impose pursuant to the express terms of an award agreement, and such transfers are by gift or pursuant to a domestic relations order and are to a “permitted assignee” (as defined in the 2019 Plan) that is a permissible transferee under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

Awards under our 2019 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Plan Committee may, however, grant awards in exchange for other awards under our 2019 Plan, awards under other Company plans, or other rights to payment from our Company, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Minimum Vesting.    Except for certain limited situations (including death, disability, retirement, a “change in control” of our Company (as defined in the 2019 Plan), grants to new hires to replace forfeited compensation, grants representing payment of earned performance awards or other incentive compensation, substitute awards, or grants to directors), all awards shall be subject to a minimum vesting period of one year. The Plan Committee may not waive the vesting requirements set forth in the foregoing sentence. The minimum vesting limitations is not required to cover awards representing an aggregate of up to 5% of the maximum number of shares authorized under the 2019 Plan (subject to adjustment as provided under the 2019 Plan).

Acceleration of Vesting; Change in Control.    The Plan Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and, if so provided in the award agreement or otherwise determined by the Plan Committee, vesting shall occur in the case of a “change in control” of our Company, as defined in our 2019 Plan. In addition, the Plan Committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendments, Termination and Governing Law

Amendment and Termination.    Our Board of Directors may amend, alter, suspend, discontinue or terminate our 2019 Plan or the Plan Committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which our Common Stock is then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to our 2019 Plan. Our 2019 Plan will terminate at the earliest of (a) such time as no shares remain available for issuance under our 2019 Plan, (b) termination of our 2019 Plan by our Board of Directors, or (c) the tenth anniversary of the effective date of the 2019 Plan. Awards outstanding upon expiration of our 2019 Plan shall remain in effect until they have been exercised or terminated, or have expired.

Governing Law.    The validity, construction and effect of the 2019 Plan, any rules and regulations under the 2019 Plan, and any award agreement will be determined in accordance with the laws of the British Virgin Islands (prior to the Domestication) and the laws of the State of Delaware (after the Domestication).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on such review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

The Compensation Committee

Thomas V. Milroy, Chair
Anthony E. Malkin
Carrie A. Wheeler

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation to our named executive officers for the fiscal year ended December 31, 2019, which includes compensation paid by APi Group, Inc. for the period from January 1, 2019 through September 30, 2019 and by the Company for the period of October 1, 2019 through December 31, 2019. The APi Group, Inc. board of directors and management were responsible for all decisions regarding compensation prior to the APi Acquisition and the Company’s board of directors and management were responsible for all decisions regarding compensation following the APi Acquisition.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)	Total ($)
Russell A. Becker	2019	1,100,000	6,256,461	(3)	5,022,500	—	(4)	24,375	12,403,336
President and Chief Executive Officer
Thomas A. Lydon	2019	825,000	950,000	(5)	1,537,500	—	(4)	18,730	3,330,870
Chief Financial Officer
Julius J. Chepey	2019	300,000	250,000	(6)	—	—		17,070	567,070
Chief Information Officer
Paul W. Grunau	2019	332,500	275,000	(6)	499,995	—		26,011	1,133,506
Chief Learning Officer
Mark T. Polovitz	2019	228,750	700,000	(7)	—	—		15,270	944,020
Vice President and Controller

(1)

The amounts in this column do not reflect compensation actually received by the named executive officer nor do they reflect the actual value that will be recognized by the named executive officer. Instead the amounts represent the aggregate grant date fair value of restricted stock units granted during 2019, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in calculating the amounts for 2019, see Note 18 to our historical consolidated financial statements for the year ended December 31, 2019 included in our Registration Statement on Form S-4 effective as of May 1, 2020.

(2)

These amounts represent Company payments for executive life and disability insurance benefits, a Company-paid car allowance, Company matching contributions to such named executive officer’s 401(k) plan and, for Mr. Lydon, a nominal gift card.

(3)

This amount includes a $2,500,000 one-time transaction bonus paid to Mr. Becker in connection with the closing of the APi Acquisition, including a portion that was directed by the Sellers, and a $3,756,461 bonus relating to a bonus arrangement with APi Group, Inc. that was terminated upon the closing of the APi Acquisition.

(4)

Pursuant to their employment agreements, Messrs. Becker and Lydon were entitled to receive payments under the annual cash incentive program based on Company performance in 2019. However, since the Company did not achieve the target level of performance, no payments were made under the annual cash incentive program.

(5)	This amount represents a one-time transaction bonus paid to Mr. Lydon in connection with the closing of the APi Acquisition, including a portion that was directed by the Sellers.
(6)	This amount represents a bonus relating to the named executive officer’s 2019 performance.
(7)	This amount includes a $500,000 one-time transaction bonus paid to Mr. Polovitz

Grants of Plan-Based Awards During 2019

The table below provides information regarding equity and non-equity awards granted to our named executives during fiscal 2019.

	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)
Name		Target ($)
Russell A. Becker	10/1/2019	2,000,000	490,000	5,022,500
Thomas A. Lydon	10/1/2019	150,000	150,000	1,537,500
Julius J. Chepey	—	—	—	—
Paul W. Grunau	10/1/2019	—	48,780	499,995
Mark T. Polovitz	—	—	—	—

(1)

Amounts represent the potential payments of annual cash incentive compensation based on 2019 performance. As disclosed in the Compensation Discussion and Analysis section, because the performance level for 2019 was not met, no annual cash incentive compensation was earned on the 2019 non-equity incentive plan awards.

(2)

This column represents the number of restricted stock units granted in 2019 to our named executive officers. These restricted stock units vest in equal installments on the first, second and third anniversaries of the grant date.

Outstanding Equity Awards at 2019 Year End

The following table provides information concerning unvested restricted stock units held by each of our named executive officers as of December 31, 2019.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Russell A. Becker	10/1/2019	490,000	5,169,500
Thomas A. Lydon	10/1/2019	150,000	1,582,500
Julius J. Chepey	—	—	—
Paul W. Grunau	10/1/2019	48,780	514,629
Mark T. Polovitz	—	—	—

(1)	The restricted stock units vest in equal installments on the first, second and third anniversaries of the grant date.
(2)

The market value of the restricted stock units is calculated by multiplying the closing price of the Ordinary Shares on the OTC Market Group’s Pink marketplace on December 31, 2019, or $10.55 per share, by the number of restricted stock units.

Options Exercised and Stock Vested During 2019

In connection with the consummation of the APi Acquisition on October 1, 2019, all outstanding unvested equity awards (which consisted of options to purchase APi Group, Inc. common stock) automatically vested and were settled in exchange for the right to receive an amount equal to the excess of the per share APi Acquisition consideration over the strike price of the application options and each was automatically cancelled and terminated. The following table provides information regarding the compensation received by each of our named executive officers from APi Group, Inc. on October 1, 2019 relating to the settlement of their respective APi Group, Inc. stock options:

Name	Amount
Russell A. Becker	$27,104,393
Thomas A. Lydon	$2,510,357
Julius J. Chepey	—
Paul W. Grunau	$4,923,390
Mark T. Polovitz	—

Nonqualified Deferred Compensation Table for 2019

Prior to the APi Acquisition, APi Group, Inc. maintained a nonqualified deferred compensation plan. In connection with the APi Acquisition, that plan was terminated. As a result, Mr. Becker received a distribution of the aggregate balance held under such plan. We do not maintain a non-qualified deferred compensation plan. The following table sets forth the amount of such distribution.

Name	Aggregate Withdrawals/ Distributions
Russell A. Becker	$2,965,715

Potential Payments Upon Termination or Change in Control

Our Employment Agreements with Messrs. Becker, Lydon and Grunau (each an “Executive,” and collectively “Executives”) provide for severance payments under certain circumstances. Under these Employment Agreements, the Company may terminate Executive’s employment at any time with or without “cause,” as defined in the Employment Agreements, and Executive may terminate employment at any time for “good reason,” as defined in the applicable Employment Agreements. With respect to Messrs. Becker and Lydon, if the Company should terminate Executive without cause or if Executive terminates employment for good reason, Executive would be entitled to receive (i) his base salary for two years from the date of termination, (ii) an amount equal to two times his target annual bonus, paid in two annual installments, (iii) any earned and accrued but unpaid base salary up to the date of termination, (iv) his pro-rata annual bonus for the year in which the termination occurs, (v) any unpaid annual bonus with respect to any completed fiscal year and (vi) his vested employee benefits. Executive would not be entitled to any unearned salary, bonus or other benefits if the Company were to terminate him for cause or if Executive were to terminate employment voluntarily without good reason. With respect to Mr. Grunau, if the Company should terminate Executive without cause, he would be entitled to receive an amount equal to two times his annual base salary, payable in equal installments over a 24-month period.

With respect to Messrs. Becker and Lydon, pursuant to his Employment Agreement, if the Company should terminate Executive without cause or if Executive terminates employment for good reason during the two-year period immediately following a “change in control,” as defined in the Employment Agreements, then in lieu of any amounts otherwise payable, Executive would be entitled to receive (i) all earned and accrued but unpaid base salary and annual bonus amounts up to the date of termination, (ii) an amount equal to two times his base salary, (iii) an amount equal to two times his target annual bonus, (iv) continued insurance coverage for eighteen months following the date of termination, (v) full and immediate vesting of all outstanding long-term incentive awards, (vi) reasonable legal fees and related expenses as a result of the termination and (vii) outplacement counseling.

Upon a change in control, each Executive will be entitled to the benefit resulting from the acceleration of his unvested restricted stock units upon a change in control as provided in his restricted stock unit agreement, whether or not his employment is terminated.

With respect to Messrs. Becker and Lydon, pursuant to his Employment Agreement, if employment should terminate as a result of the death or disability of the Executive, the Executive, or his estate, would be entitled to receive (i) all previously earned and accrued but unpaid base salary up to the date of termination and (ii) his pro-rata annual bonus for the year in which termination occurs. The Company’s obligation under the Employment Agreements with Executives terminates on the last day of the month in which Executive’s death occurs or on the date of termination of employment on account of Executive’s disability.

Mr. Chepey and Mr. Polovitz are not entitled to any severance or related benefits upon termination. Upon a change in control, Mr. Chepey and Mr. Polovitz would be entitled to receive the benefit resulting from the acceleration of their unvested restricted stock units as provided in their restricted stock unit agreements. However, as those restricted stock units were not awarded until after December 31, 2019, Mr. Chepey and Mr. Polovitz are not included in the table below.

The following table shows the estimated benefits payable to each Executive in the event of termination of employment and/or change in control of the Company. The amounts shown assume that a termination of employment or a change in control occurs on December 31, 2019. The amounts do not include payments or benefits provided under insurance or other plans that are generally available to all full-time employees.

Name	Termination without Cause or for Good Reason not in connection with a Change in Control ($)	Death or Disability ($)	Termination without Cause or for Good Reason in connection with a Change in Control ($)	Change in Control ($)
Russell A. Becker
Cash Severance(1)	5,000,000	1,250,000	5,000,000	—
Intrinsic Value of Equity(2)	—	—	5,022,500	5,022,500
Insurance Benefits(3)	—	—	65,465	—
Total	5,000,000	1,250,000	10,087,965	5,022,500
Thomas A. Lydon
Cash Severance(1)	3,300,000	825,000	3,300,000	—
Intrinsic Value of Equity(2)	—	—	1,537,500	1,537,500
Insurance Benefits(3)	—	—	59,911	—
Total	3,300,000	825,000	4,897,411	1,537,500
Paul W. Grunau
Cash Severance(1)	680,000	—	680,000	—
Intrinsic Value of Equity(2)	—	—	499,995	499,995
Total	680,000	—	1,179,995	499,995

(1)

For Messrs. Becker and Lydon, cash severance includes: (i) base salary for two years and (ii) two times target annual bonus amount. For Mr. Grunau, cash severance includes two times annual base salary.

(2)

Represents the value of the acceleration of vesting of Executive’s restricted stock unit awards in the event of death or disability or termination without cause or for good reason during the two-year period immediately following a change in control. The value is calculated by multiplying the closing price of the Ordinary Shares on the OTC Market Group’s Pink marketplace on December 31, 2019, or $10.55 per share, by the number of restricted stock units.

(3)	Amount includes the cost of continuing health, dental, life and certain disability insurance plans for eighteen months.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our CEO, Mr. Becker.

As of December 31, 2019, our employee population consisted of approximately 14,678 individuals working at the Company and its subsidiaries, of which approximately 13,444 are based in the United States and approximately 1,234 are based outside of the United States. We selected December 31, 2019, the last day of our fiscal year, as the determination date for identifying the median employee.

In determining the identity of the median employee, we excluded 59 employees based in the United Kingdom, who represented less than 5% of our employee population. As a result, the Company’s employee population used for determining the median employee was approximately 14,619 individuals, including 13,444 employees based in the United States and approximately 1,175 employees based outside of the United States. To identify the median employee, we used the gross pay of all of our employees, excluding our CEO, our U.K.-based employees, and independent contractors and consultants who were not paid directly by the Company. We did not make any cost-of-living or other adjustments in identifying the median employee and we did not annualize the pay of any employees who were not employed for the full year.

We then calculated the 2019 total annual compensation of such median employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee’s annual total compensation was $64,059.

Utilizing the same executive compensation rules, and consistent with the amount reported in the “Total” Column of our Summary Compensation Table for 2019 above for our CEO, the annual total compensation of our CEO was $12,403,336. The resulting ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 194 to 1. This ratio represents a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described above.

We understand that the CEO pay ratio disclosure is intended to provide greater transparency to annual CEO pay and how it compares to the pay of the median employee. As disclosed in the Compensation Discussion and Analysis section and reported in the bonus column of the Summary Compensation Table, Mr. Becker received a $2,500,000 one-time transaction bonus in connection with the closing of the APi Acquisition and a $3,756,461 bonus relating to a bonus arrangement with APi Group, Inc. that was terminated upon the closing of the APi Acquisition. As a result of the inclusion of these payments in Mr. Becker’s annual total compensation for 2019, we believe the ratio disclosed for 2019 is magnified, and that the ratio for 2020 will be lower.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

This information is being provided in response to SEC disclosure requirements. Neither the Compensation Committee nor management of the Company uses the pay ratio measure in making any compensation decisions.

SECURITY OWNERSHIP

The following table sets forth certain information regarding (i) all stockholders known by the Company to be the beneficial owners of more than 5% of the Company’s issued and outstanding Common Stock and (ii) each director, each named executive officer and all directors and executive officers as a group, together with the approximate percentages of issued and outstanding Common Stock owned by each of them. Percentages are calculated based upon shares issued and outstanding plus shares which the holder has the right to acquire under share options, warrants or Series A Preferred Stock exercisable for or convertible into Common Stock within 60 days. Unless otherwise indicated, amounts are as of June 25, 2020 and each of the stockholders has sole voting and investment power with respect to the Common Stock beneficially owned, subject to community property laws where applicable. As of June 25, 2020, we had 169,294,244 shares of Common Stock issued and outstanding.

Unless otherwise indicated, the address of each person named in the table below is c/o APi Group, Inc., 1100 Old Highway 8 NW, New Brighton, MN 55112.

	Shares Beneficially Owned
Beneficial Owner	Number		%
More than 5% Stockholders:
Entities managed by Viking Global Investors LP(1)	33,333,333		19.7%
APi Group, Inc. Employee Stock Ownership Plan(2)	18,271,081		10.8%
Mariposa Acquisition IV, LLC(3)	13,333,333	(4)	7.7%
Senator Investment Group LP(5)	13,333,333	(6)	7.7%
Permian Investment Partners, L.P.(7)	9,102,665		5.4%
Named Executive Officers and Directors:
Martin E. Franklin	13,333,333	(4)	7.7%
James E. Lillie	—	(8)	—
Ian G.H. Ashken	—	(9)	—
Russell A. Becker	2,540,320	(10)	1.5%
Julius J. Chepey	10,000	(11)	*
Paul W. Grunau	435,078	(12)	*
Thomas A. Lydon	59,500	(13)	*
Thomas V. Milroy	47,500	(14)	*
Anthony E. Malkin	—		—
Lord Paul Myners	63,333	(15)	*
Mark T. Polovitz	—	(16)	—
Cyrus D. Walker	—		—
Carrie A. Wheeler	—		—
All Executive Officers, Directors and Covered Persons as a group (14 persons):	16,489,064	(17)	9.5%

*	Represents beneficial ownership of less than one percent (1%) of our outstanding Common Stock.
(1)

Based on a Form TR-1 filed by Viking Global Investors LP and Viking Global Opportunities Illiquid Investments Sub-Master LP as of April 28, 2020. According to the Form TR-1, the reported securities are held by Viking Global Opportunities Illiquid Investments Sub-Master LP, which has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (“Viking Opportunities GP”), and Viking Global Investors LP (“VGI”), which provides managerial services to Viking Global Opportunities Liquid Portfolio Sub-Master LP. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI) and Viking Opportunities GP have shared power to direct the voting and disposition of investments beneficially owned by VGI and Viking Opportunities GP. The address for each of the above entities is c/o Viking Global Investors LP, 55 Railroad Avenue, Greenwich, CT 06830.

(2)

These shares of Common Stock are held by the APi Group, Inc. Employee Stock Ownership Plan (the “ESOP”) for the benefit of the employees of APi Group, Inc. The ESOP has been terminated effective upon the APi Acquisition. The trustee of the ESOP is GreatBanc Trust Company, which makes all investment decisions with respect to the Common Stock held by the Plan as plan fiduciary. The address for the ESOP is c/o GreatBanc Trust Company, Trustee, 801 Warrenville Road, Suite 500, Lisle, Illinois 60532. The Company expects that the trustee of the ESOP will distribute the Common Stock held by the ESOP to the participants following the receipt of a favorable determination letter from the Internal Revenue Service, other than the ESOP Escrow Shares (defined below) to the extent the indemnification escrow account has not been settled by such time. This amount includes 1,138,326 shares of Common Stock held in an indemnification escrow account in connection with the APi Acquisition (the “ESOP Escrow Shares”), of which shares the Company has the power to direct the vote.

(3)	The address for Mariposa Acquisition IV, LLC is c/o Mariposa Capital, LLC, 500 South Pointe Drive, Suite 240, Miami Beach, FL 33139. Mr. Franklin is the manager of Mariposa Acquisition IV, LLC.
(4)

This amount consists of (i) 9,333,333 shares of Common Stock and (ii) 4,000,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock, which are convertible at any time at the option of the holder into Common Stock on a one-for-one basis. The reported securities are held by Mariposa Acquisition IV, LLC. MEF Holdings, LLLP, the general partner of which is wholly-owned by the Martin E. Franklin Revocable Trust of which Mr. Franklin is the sole settlor and trustee, holds a limited liability company interest in Mariposa Acquisition IV, LLC and, as a result, may be deemed to have a pecuniary interest in 4,176,928 shares of Common Stock and 1,728,400 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Mariposa Acquisition IV, LLC.

(5)	Based on a Form TR-1 provided by Senator Investment Group LP as of October 12, 2017. The address for Senator Investment Group LP is 510 Madison Avenue, 28th Floor, New York, NY 10022.
(6)

This amount includes (i) 10,000,000 shares of Common Stock and (ii) 3,333,333 shares of Common Stock underlying 10,000,000 APi Group Corporation warrants to purchase Common Stock which are exercisable, at any time at the option of the holder, in multiples of three for one share of Common Stock at a price of $11.50 per whole share of Common Stock.

(7)	Based on a Form TR-1 provided by Permian Investment Partners, L.P. on October 3, 2019. The address for Permian Investment Partners, L.P. is 295 Madison Avenue, 34th Floor, New York, NY 10017.
(8)

JTOO, LLC, which is managed and 90% owned by Mr. Lillie and 10% owned by the Lillie 2015 Dynasty Trust of which he is the grantor, holds a limited liability company interest in Mariposa Acquisition IV, LLC and, as a result, may be deemed to have a pecuniary interest in 1,856,000 shares of Common Stock and 768,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Mariposa Acquisition IV, LLC.

(9)

IGHA Holdings, LLLP, the general partner of which is wholly-owned by The Ian G.H. Ashken Living Trust of which Mr. Ashken is the sole settlor and trustee, holds a limited liability company interest in Mariposa Acquisition IV, LLC and, as a result, may be deemed to have a pecuniary interest in 1,856,000 shares of Common Stock and 768,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Mariposa Acquisition IV, LLC.

(10)

This amount includes (i) 1,965,227 shares of Common Stock held individually, (ii) 572,993 shares of Common Stock held by The Russell A. Becker 2016 Family Trust, of which Mr. Becker’s spouse is the trustee and over which she has sole voting and investment power and (iii) 2,100 shares of Common Stock held by the Russell A. Becker Revocable Trust dated October 3, 2007, of which Mr. Becker is a co-trustee and over which he shares voting and investment power. This amount does not include Mr. Becker’s interest in approximately 150,064 shares of Common Stock held in the ESOP or any pro rata ownership interest he may have in the ESOP Escrow Shares to the extent any remain following the termination of the indemnification escrow.

(11)

Does not include Mr. Chepey’s interest in approximately 10,936 shares of Common Stock held in the ESOP or any pro rata ownership interest he may have in the ESOP Escrow Shares to the extent any remain following the termination of the indemnification escrow.

(12)

This amount does not include Mr. Grunau’s interest in approximately 12,014 shares of Common Stock held in the ESOP or any pro rata ownership interest he may have in the ESOP Escrow Shares to the extent any remain following the termination of the indemnification escrow.

(13)

This amount does not include Mr. Lydon’s interest in approximately 3,391 shares of Common Stock held in the ESOP or any pro rata ownership interest he may have in the ESOP Escrow Shares to the extent any remain following the termination of the indemnification escrow.

(14)

This amount includes (i) 10,000 shares of Common Stock and (ii) 37,500 shares of Common Stock underlying options to purchase Common Stock, pursuant to an Option Deed, which are exercisable at any time until October 1, 2024 at the option of the holder.

(15)

This amount includes (i) 13,333 shares of Common Stock and (ii) 50,000 shares of Common Stock underlying options to purchase Common Stock, pursuant to an Option Deed, which are exercisable at any time until October 1, 2024 at the option of the holder.

(16)

Does not include Mr. Polovitz’s interest in approximately 8,428 shares of Common Stock held in the ESOP or any pro rata ownership interest he may have in the ESOP Escrow Shares to the extent any remain following the termination of the indemnification escrow.

(17)

This amount includes an aggregate of 4,000,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 87,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock that are convertible or exercisable within 60 days after June 25, 2020.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2020 FISCAL YEAR

The Audit Committee of the Board of Directors has appointed KPMG to continue to serve as our independent registered public accounting firm for the 2020 fiscal year. We engaged KPMG as our new independent registered public accounting firm as of November 14, 2019.

In the event our stockholders do not ratify the appointment of KPMG, such appointment may be reconsidered by the Audit Committee. Ratification of the appointment of KPMG to serve as our independent registered public accounting firm for the 2019 fiscal year will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of KPMG for the 2019 fiscal year.

We expect representatives of KPMG to attend the 2020 Annual Meeting. The representatives will have an opportunity to make a statement if they desire, and will also be available to respond to appropriate questions.

Change in Our Certifying Accountant

(a)	Previous Independent Registered Public Accounting Firm

(i)

In conjunction with the APi Acquisition, PricewaterhouseCoopers LLP (United Kingdom) resigned as our independent registered public accounting firm. Neither our Board of Directors nor our Audit Committee recommended or approved that we change accountants prior to this decision by PricewaterhouseCoopers LLP (United Kingdom). Such resignation became effective on November 8, 2019.

(ii)

The report of PricewaterhouseCoopers LLP (United Kingdom) on the financial statements for the period from September 18, 2017 (date of our inception) to August 31, 2018 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)

During the period from September 18, 2017 (date of our inception) to August 31, 2018 and the subsequent interim period through November 8, 2019, there have been no disagreements with PricewaterhouseCoopers LLP (United Kingdom) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP (United Kingdom), would have caused them to make reference thereto in their reports on the financial statements for such periods.

(iv)

During the period from September 18, 2017 (date of our inception) to August 31, 2018 and the subsequent interim period through November 8, 2019, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

(v)

We requested that PricewaterhouseCoopers LLP (United Kingdom) furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated December 20, 2019, was filed as Exhibit 16.1 to our Registration Statement on Form S-4 filed with the SEC on April 24, 2020.

(b)	New Independent Registered Public Accounting Firm

(i)

We engaged KPMG as our new independent registered public accounting firm as of November 14, 2019. Prior to such engagement, we had not consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Fees Billed to the Company by its Independent Registered Public Accounting Firms

The following table presents fees billed for audit and other services rendered by KPMG and PricewaterhouseCoopers LLP (United Kingdom) (“PWC”) in 2019 and 2018:

Services Provided	2019 (KPMG) ($)	2019 (PWC) ($)	2018 (PWC) ($)
Audit Fees(1)	11,400,000	—	34,665
Audit-Related Fees(2)	2,018,603	2,508,184	—
Tax Fees(3)	1,544,919	—	—
All Other Fees	—	—	—

Total	14,963,522	2,508,184	34,665

(1)

Audit fees were for professional services associated with the filing of our Registration Statement on Form S-4 in connection with our domestication and registration in the U.S., including the audit of the financial statements included in our Registration Statement on Form S-4. With respect to PWC, the audit fees were paid for by us prior to the APi Acquisition in connection with the audit of our financial statements.

(2)

With respect to KPMG, audit-related fees were for professional services associated with the Company’s transition to public company GAAP, including the adoption of ASC 606 and ASC 842, and other related public company readiness services. With respect to PWC, audit-related fees were for professional services provided in connection with acquisition related activities and the transition to KPMG as our independent registered public accounting firm..

(3)	Tax fees were for professional services associated with tax compliance ($871,057) and tax advice ($673,862).

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee requires that it preapprove all auditing services and permitted non-audit services to be performed by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. Either the Chair of the Audit Committee acting alone or the other two members acting jointly may grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee or the Board of Directors at its next scheduled meeting.

Consistent with these policies and procedures, the Audit Committee has approved all of the services rendered by KPMG during fiscal year 2019, as described above.

Audit Committee Report

The Audit Committee oversees the accounting and financial reporting processes of the Company on behalf of the Board of Directors. Management has primary responsibility for the Company’s financial statements, financial reporting process and internal controls over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and evaluating the effectiveness of internal controls and issuing reports thereon. The Audit Committee’s responsibility is to select the independent auditors and monitor and oversee the accounting and financial reporting processes of the Company, including the Company’s internal controls over financial reporting and the audits of the financial statements of the Company.

During the last quarter of 2019 and the first quarter of 2020, the Audit Committee regularly met and held discussions with management and the independent auditors. In the discussions related to the Company’s financial statements for fiscal year 2019, management represented to the Audit Committee that such financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for fiscal year 2019 and management’s evaluation of the effectiveness of the design and operation of disclosure controls and procedures.

In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under the applicable rules adopted by the PCAOB and the SEC. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent auditors not related to the audit of the Company’s financial statements for fiscal year 2019 is compatible with maintaining the independent auditors’ independence. The Audit Committee’s policy requires that the Audit Committee approve any audit or permitted non-audit service proposed to be performed by its independent auditors in advance of the performance of such service.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the written disclosures and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2019 be included in the Company’s Annual Report.

See the portion of this Proxy Statement titled “Corporate Governance—Board Committees” for information on the Audit Committee’s meetings in 2019.

The Audit Committee

Ian G.H. Ashken, Chair
Thomas V. Milroy
Carrie A. Wheeler

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF KPMG FOR FISCAL YEAR 2020

PROPOSAL 3—APPROVE 2020 EMPLOYEE STOCK PURCHASE PLAN

We are seeking stockholder approval of the APi Group Corporation 2020 Employee Stock Purchase Plan (the “ESPP”). Our Board has adopted the ESPP, to be effective as of June 1, 2020 (the “Effective Date”), subject to approval by our stockholders no later than the one (1) year anniversary of such Effective Date. If stockholder approval is not obtained, then the ESPP and any grants made thereunder will immediately terminate and be null and void.

A copy of the ESPP is attached hereto as Appendix A and is hereby incorporated into this Proxy Statement by reference. The following summary of key provisions of the ESPP, as well as the other summaries and descriptions relating to the ESPP contained elsewhere in this Proposal 3, are each qualified in their entirety by reference to the full text of the ESPP. Any capitalized terms used in this summary, but not defined have the meanings ascribed to them in the ESPP, unless otherwise expressly stated.

Purpose of the ESPP.    The purpose of the ESPP is (i) to provide eligible employees of the Company and any subsidiary or affiliate that has been designated by the administrator to participate in the plan and who wish to become stockholders of the Company a convenient method of doing so, (ii) to encourage employees to work in the best interests of the stockholders of the Company, (iii) to support recruitment and retention of employees, and (iv) to provide employees an advantageous means of accumulating long-term investments. We believe that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company.

Structure of the ESPP.    The ESPP includes a sub-plan (the “Statutory Plan”) designed to permit offerings of grants to employees of the Company and certain designated subsidiaries where such offerings are intended to satisfy the requirements of Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) (although we make no undertaking nor representation to obtain or maintain qualification under Section 423 of the Code for any subsidiary, individual, offering or grant) and also separate sub-plans (the “Non-Statutory Plans”) which permit offerings of grants to employees of certain designated subsidiaries and affiliates which are not intended to satisfy the requirements of Section 423 of the Code. The administrator of the ESPP is authorized to make changes to the features of the ESPP with respect to any Non-Statutory Plan as may be necessary or appropriate to achieve a desired tax treatment in any foreign jurisdiction or to comply with the laws applicable to any subsidiaries or affiliates. Therefore, the following is a summary of the principal features of the Statutory Plan and all references to the “ESPP” hereinafter will only refer to the Statutory Plan. This summary does not purport to be a complete description of all of the provisions of the ESPP, and is qualified in its entirety by reference to the full text of the ESPP.

ESPP Terms.    The ESPP permits employees of the Company, any wholly-owned subsidiary and other designated subsidiaries, which we each refer to as a “Participating Company,” to purchase Common Stock at a discount equal to 85% of the lesser of (i) the market value of the shares on the first day of such offering period (the “offering date”) and (ii) the market value of the shares on the last day of such offering (the “purchase date”), subject to limits set by the Code and the ESPP (the “purchase price”). Sales of shares of our Common Stock under the ESPP are generally made pursuant to offerings that are intended to satisfy the requirements of Section 423 of the Code.

Administration.    The ESPP is administered by the Compensation Committee of the Board and the Compensation Committee may delegate any or all of its authority under the ESPP to such senior officer(s) of the Company as it may designate, to the extent not prohibited by law or rules of the Code and/or NYSE. Subject to the provisions of the ESPP, the administrator of the ESPP has full authority and discretion to adopt, administer and interpret such rules and regulations as it deems necessary to administer the ESPP, and its decisions are final and binding upon all participants. In all cases, the ESPP is required to be administered in such a manner so as to comply with applicable requirements of Rule 16b-3 of the Exchange Act and Section 423 of the Code.

Eligibility and Participation.    The ESPP allows any employee of a Participating Company who (i) is in the employ of a Participating Company as of the first offering date to participate as of such first offering date and on each offering date thereafter so long as the employee continues to be employed with a Participating Company through and on such applicable offering date; provided, however, that with respect to any offering under the ESPP, the Board may determine to exclude from eligibility any employee of the Company that is permitted to be excluded from eligibility under Section 423 of the Code provided that such determination is made prior to the offering date to which such exclusion relates and (ii) do not, immediately after the option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” within the meaning of Sections 423(b)(3) and 424(d) of the Code, to participate in the ESPP. Notwithstanding, employees of a Participating Company who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) shall not be eligible to participate in the ESPP if: (i) the grant of an option under the ESPP to such employee is prohibited under the laws of such jurisdiction; or (ii) compliance with the laws of such foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code.

As of May 31, 2020, we estimate that up to approximately 14,400 persons will be eligible to participate in the ESPP. The ESPP provides that the Board may determine to exclude from eligibility under Section 423 of the Code the following categories of eligible employees: (i) employees employed less than two years, (ii) employees whose customary employment is twenty (20) hours or less per week, (iii) employees whose customary employment is for less than five (5) months in a calendar year and (iv) “highly compensated” employees (as defined in Section 414(q) of the Code). As of May 31, 2020, the Board has not determined to exclude any such employees.

Shares Available for Issuance.    8,500,000 shares of Common Stock will be reserved for issuance under the ESPP, subject to certain adjustments as described below in the “Adjustments upon Changes in Capitalization” section.

Offerings.    The ESPP provides for separate consecutive six (6) month offerings, commencing on March 1 and September 1 of each year; provided, however, that the initial offering period shall be from January 1, 2021 through February 28, 2021. Notwithstanding the foregoing, the administrator of the ESPP may establish (i) an earlier or later commencement date of the initial offering period on any date following the date on which the stockholders of the Company approve the ESPP, (ii) a different term for one or more future offerings and (iii) different commencing and ending dates for such offerings; provided, however, that in no event shall any offering exceed 27 months. In the event the first or the last day of an offering is not a regular business day, then the first day of the offering shall be deemed to be the next regular business day and the last day of the offering shall be deemed to be the last preceding regular business day.

Payroll Deductions, Purchase Price, and Shares Purchased.    An employee must authorize a payroll deduction before the start of an offering in order to participate in that offering. ESPP participants may authorize payroll deductions of at least $60 but shall not exceed the lessor of (i) $10,000 or (ii) 10% of the participant’s base compensation for such calendar year, to be applied toward the purchase of shares of our Common Stock. A participant may elect, at any time during an offering, to increase or decrease the amount to be withheld from his or her compensation under the ESPP, or discontinue payroll contributions, in each case, by completing and filing an amended enrollment agreement with us authorizing the increase, decrease or cessation of payroll deductions. An amended enrollment agreement shall remain in effect until the participant changes such enrollment agreement in accordance with the terms of the ESPP. The administrator of the ESPP may, from time to time, establish (x) limitations on the frequency and/or number of any permitted changes in the amount withheld during an offering, (y) payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and (z) such other limitations or procedures as deemed advisable by the administrator of the ESPP in its sole discretion that are consistent with the ESPP and in accordance with the requirements of Code Section 423.

On the last business day of the offering, the employee will be deemed to have exercised the option to purchase as many shares as the employee’s aggregated payroll deductions during such offering will allow at the purchase price, up to 500 shares in any single offering. As stated above, the purchase price is equal to eighty five percent (85%) of the lesser of (i) the market value of the shares on the offering date of such offering and (ii) the market value of the shares on the purchase date of such offering. No employee will be permitted to purchase any shares under the ESPP (i) if such employee, immediately after such purchase, owns shares possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporations or (ii) to the extent that his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such purchase right is granted) for each calendar year in which the purchase right is outstanding.

Withdrawal and Termination of Employment.    An employee may withdraw from an offering, in whole but not in part, at any time during the offering for which such withdrawal is to be effective, or by any other date specified by the administrator of the ESPP for a future offering. Upon withdrawal, the payroll deductions credited to the employee’s account will be returned to him or her and such employee’s option will automatically terminate. An employee who has withdrawn from participation in an offering may not participate again in that same offering. In order to participate in a subsequent offering, the participant must re-enroll in the ESPP in accordance with the ESPP’s enrollment procedures. Upon termination of employment for any reason, the employee’s participation in the ESPP will immediately terminate and the payroll deductions credited to the employee’s account will be returned to him or her and such employee’s option will automatically terminate.

Transferability.    No participant is permitted to sell, assign, transfer, pledge, encumber or otherwise dispose of either the payroll deductions credited to his or her account or an option or any rights granted under the ESPP other than by will or the laws of descent and distribution. During the participant’s lifetime, only the participant can make decisions regarding the participation in or withdrawal from an offering under the ESPP.

Adjustments upon Changes in Capitalization.    In the event of any change in the structure of Common Stock, such as a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation offerings of rights, or other similar event, the administrator of the ESPP shall make an appropriate adjustment in the number, kind, and price of shares available for purchase under the ESPP, and in the number of shares an employee is entitled to purchase including, without limitation, closing an offering early and permitting purchase on the last business day of the reduced offering period, or terminating an offering and refunding participants’ account balances.

Amendment and Termination of the ESPP.    The Compensation Committee may amend the ESPP in such respects as it shall deem advisable; provided, however, that (i) to the extent required for compliance with Code Section 423 or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares as to which options may be granted under the ESPP, except as provided above in the event of any change in the structure of the Company’s Common Stock, (b) modify the class of employees eligible to receive options, or (c) otherwise require stockholder approval under any applicable law or regulation ((a), (b) and (c) being collectively referred to as the “Specified Amendments”); (ii) the approval by the Board, which may not be delegated to the Compensation Committee, will be required for the approval of any of the Specified Amendments; and (iii) except as provided above, no amendment to the ESPP shall make any change in any option previously granted which adversely affects the rights of any participant.

The ESPP will continue in effect for ten years from its effective date. Notwithstanding the foregoing, the Board may at any time and for any reason suspend or terminate the ESPP. During any period of suspension or upon termination of the ESPP, no options shall be granted.

Except as provided above in the event of any change in the structure of Common Stock, no such termination of the ESPP may affect options previously granted, provided that the ESPP or an offering may be terminated by the Board on a purchase date or by the Board’s setting a new purchase date with respect to an offering then in progress if the Board determines that termination of the ESPP and/or the offering is in the best interests of the Company and its stockholders or if continuation of the ESPP and/or the offering would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the ESPP in the generally accepted accounting rules applicable to the ESPP.

Change of Control, Dissolution or Liquidation of the Company.    In the event of a change of control (as defined in the ESPP) of the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor company or parent thereof (the “Successor Company”). In the event that the Successor Company refuses to assume or substitute for the option, any offering then in progress shall be shortened by setting a new purchase date which will be a specified date before the date of the change of control. The administrator of the ESPP will notify each participant in writing, prior to the new purchase date, that the purchase date for the participant’s option has been changed to the new purchase date and that the participant’s option shall be exercised automatically on the new purchase date, unless prior to such date the participant has withdrawn from an offering then in progress or the ESPP.

In the event of the proposed dissolution or liquidation of the Company, unless otherwise determined by the Board, the offering then in progress shall be shortened by setting a new purchase date and will terminate immediately prior to the consummation of such proposed dissolution or liquidation. The new purchase date will be a specified date before the date of the Company’s proposed dissolution or liquidation. The administrator of the ESPP will notify each participant in writing, prior to the new purchase date, that the purchase date for the participant’s option has been changed to the new purchase date and that the participant’s option shall be exercised automatically on the new purchase date, unless prior to such date the participant has withdrawn from an offering then in progress or the ESPP.

Federal Income Tax Consequences.    The following discussion is a summary of the general U.S. federal income tax rules applicable to purchases of shares of Common Stock offered by the Company and certain of its designated subsidiaries under the ESPP offerings that are intended to comply with Section 423 of the Code. Employees should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

The ESPP and the right of participants to make purchases under it are intended to qualify under the provisions of Code Sections 421 and 423. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the ESPP, and the tax consequences will depend on how long a participant has held the shares prior to disposition. If the shares are disposed of (i) more than two years after the date of the beginning of the offering period and (ii) more than one year after the stock is purchased in accordance with the ESPP (or if the employee dies while holding the shares), the following tax consequences will apply: the lesser of (i) the excess of fair market value of the shares at the time of such disposition over the original purchase price of the shares (the “option price”), or (ii) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the offering date) will be taxed as ordinary income to the participant. Any further gain upon disposition of the shares generally will be taxed at long-term capital gain rates: If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a long-term capital loss equal to the difference. If an employee holds the shares for the holding periods described above, no deduction in respect of the disposition of such shares will be allowed to the Company.

If the shares are sold or disposed of (including by way of gift) before the expiration of either the two year or the one year holding periods described above, the following tax consequences will apply: the amount by which the fair market value of the shares on the original purchase date exceeded the original purchase price the participant paid for the shares under the ESPP will be taxed as ordinary income to the participant in the year of such sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made.

The balance of any gain will be taxed as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the original purchase of the shares under the ESPP. In the event of an early disposition as described in this paragraph, the Company will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee. Currently, the Company is not required to withhold employment or income taxes upon the exercise of options under plans qualifying under Code Sections 421 and 423.

New Plan Benefits.    The amounts of future purchases under the ESPP are not determinable because participation is voluntary, participation levels depend on each participant’s elections and the restrictions of Code Section 423 and the ESPP, and the per-share purchase price depends on the future value of our Common Stock.

Equity Compensation Plan Information

The following table provides information about the Company’s equity compensation plans under which the Company’s equity securities are authorized for issuance as of December 31, 2019.

	As of December 31, 2019
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	—	—		—
Equity Compensation Plans Not Approved by Security Holders
Director Stock Options(1)	162,500	$11.50		—
2019 Plan	929,266	—		16,070,734

Total	1,091,766	$1.71	(2)	16,070,734

(1)	Represents stock options previously issued in connection with its initial public offering to the Company’s then non-founder directors.
(2)

Included in the total number of securities in column (a) is 929,266 restricted stock units, which have no exercise price. The weighted average exercise price of outstanding options, warrants and rights (excluding restricted stock units) is $11.50.

Descriptions of our equity compensation plans can be found in Note 18 to our historical consolidated financial statements for the year ended December 31, 2019 included in our Registration Statement on Form S-4 effective as of May 1, 2020. See the sections of this Proxy Statement titled “Executive Compensation—Outstanding Equity Awards at 2019 Year End” and “Corporate Governance – Director Compensation” for a description of the terms of the equity awards. See the section of this Proxy Statement titled “Security Ownership” for information regarding the number of equity awards held by our directors and executive officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE 2020 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 4—APPROVE, ON AN ADVISORY BASIS, OUR EXECUTIVE COMPENSATION

The Dodd-Frank Act requires us to provide our stockholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC, often referred to as “Say on Pay.”

The core of our executive compensation philosophy is to assure that the Company’s compensation policies attract and retain the key employees necessary to support the Company’s growth and success, both operationally and strategically, and to motivate executives to achieve short- and long-term goals with the ultimate objective of creating sustainable improvements in stockholder value.

Given the recent APi Acquisition, we are currently in the process of developing an executive compensation program that furthers the Company’s compensation philosophy and objectives of maintaining a top-tier management team that is competitively compensated and promoting stockholder alignment. The program will also seek to ensure that:

•	executives are appropriately rewarded for their contributions to our successful performance;

•	a significant portion of each executive’s compensation is “at risk” and tied to overall Company, business unit, and individual performance; and

•	there is a balance of short and long-term compensation elements to motivate and reward superior performance without encouraging excessive or unnecessary risk taking.

This vote is non-binding; however, we value the opinions of our stockholders and accordingly the Board and the Compensation Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions.

For reasons set forth above, the Board recommends that you vote for the compensation paid to the named executive officers in 2020.

Accordingly, we will ask our stockholders to vote on the following resolution at the 2020 Annual Meeting:

“RESOLVED, that, the compensation paid to the Company’s named executive officers in 2020, as disclosed in this Proxy Statement for our 2020 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, is hereby approved.”

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS IN 2019

PROPOSAL 5—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Act requires us to provide our stockholders with the opportunity to vote, on an advisory, non-binding basis, for their preference as to whether future Say on Pay advisory votes on the compensation of our named executive officers should occur every one, two or three years. We are required to hold a vote on the frequency of Say on Pay proposals every six years.

After careful consideration, our Board recommends that we conduct an annual advisory vote to approve executive compensation. Our Board believes that a frequency of every year for the Say on Pay vote on the compensation of our named executive officers is the best approach for the Company and our stockholders. An annual advisory vote provides more frequent stockholder feedback to our Board and the Compensation Committee regarding our executive compensation programs and policies.

When voting on this proposal, you may indicate whether you would prefer an advisory vote every one, two or three years, or you may abstain from voting. If a majority of the votes cast do not favor one of the three frequencies, the frequency that receives the most votes will be considered by us to be the frequency favored by stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” A FREQUENCY OF “ONE YEAR” FOR FUTURE NON-BINDING STOCKHOLDER VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

OTHER MATTERS

Requirements, including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

In order to submit stockholder proposals to be considered for inclusion in the Company’s proxy statement, notice of annual meeting and proxy for our 2021 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, materials must be received by the Corporate Secretary at the Company’s principal office in New Brighton, MN, no later than March 4, 2021.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, APi Group Corporation, 1100 Old Highway 8 NW, New Brighton, Minnesota 55112, United States. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Company’s bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the Company’s proxy statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before our 2021 Annual Meeting of Stockholders, a notice of the director nomination or the matter the stockholder wishes to present at the meeting complying with the Company’s bylaws must be delivered to the Corporate Secretary at the Company’s principal office in New Brighton, MN (see above), not less than 90 or more than 120 days prior to the first anniversary of the date of the 2020 Annual Meeting, except that if the 2021 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after such anniversary date, such notice must be delivered not earlier than 120 days prior to such anniversary date or the 10th day following our public announcement of the date of the 2021 Annual Meeting of Stockholders. As a result, and assuming that the 2021 Annual Meeting of Stockholders is not more than 30 days before or more than 70 days after the first anniversary of the date of the 2020 Annual Meeting, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company’s bylaws (and not pursuant to Exchange Act Rule 14a-8) must be delivered no earlier than April 15, 2021, and no later than May 15, 2021. All director nominations and stockholder proposals must comply with the requirements of the Company’s bylaws, a copy of which may be obtained at no cost from the Corporate Secretary of the Company.

Other than the items of business described in this Proxy Statement, the Company does not expect any matters to be presented for a vote at the 2020 Annual Meeting. If you grant a proxy, the persons named as proxy holders on the Proxy Card will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2020 Annual Meeting. If, for any unforeseen reason, any one or more of the Company’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Our Board of Directors or the chair of the meeting may refuse to allow the transaction of any business or the consideration of any director nomination not made in compliance with the Company’s bylaws.

List of Stockholders Entitled to Vote at the 2020 Annual Meeting

The names of stockholders of record entitled to vote at the 2020 Annual Meeting will be available at the Company’s principal office in New Brighton, MN, for a period of ten (10) days prior to the 2020 Annual Meeting and continuing through the 2020 Annual Meeting.

Expenses Relating to this Proxy Solicitation

This proxy solicitation is being made by the Company and we will pay all expenses relating to this proxy solicitation. In addition to this solicitation, our officers, directors and employees may solicit proxies by telephone, personal call or electronic transmission without extra compensation for that activity. We also expect to reimburse our transfer agent, banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our Common Stock and obtaining the proxies of those owners. We have engaged Georgeson LLC (“Georgeson”) as our proxy solicitor at an anticipated cost of approximately $11,000 plus reasonable out-of-pocket expenses. This estimate is subject to the final solicitation campaign approved by us and Georgeson.

Communication with Our Board of Directors

Any stockholder or other interested party who desires to contact any member of the Board of Directors (or our Board of Directors as a group) may do so in writing to the following address:

Co-Chairs of the Board

APi Group Corporation

c/o Corporate Secretary

1100 Old Highway 8 NW

New Brighton, MN 55112

United States

Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability of Proxy Materials (the “Notice”), unless one or more of these stockholders notifies Computershare (as indicated below) that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, Computershare in writing: P.O. Box 505000, Louisville, KY 40233-5000, or by telephone: in the U.S., (866) 595-6048; outside the U.S., (781) 575-2798.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact Computershare as indicated above. Beneficial stockholders can request information about householding from their nominee.

Available Information

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of this Proxy Statement and our Annual Report. A request for a copy of this Proxy Statement or Annual Report should be directed to APi Group Corporation, 1100 Old Highway 8 NW, New Brighton, MN 55112, Attention: Investor Relations, Telephone: (651) 604-2773.

In addition, copies of the charters of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, together with certain other corporate governance materials, including our Business Conduct and Ethics Policy and Code of Ethics for Senior Financial Officers, can be found under the Investor Relations—Corporate Governance section of our website at www.apigroupcorp.com and such information is also available in print to any stockholder who requests it through our Investor Relations department at APi Group Corporation, 1100 Old Highway 8 NW, New Brighton, MN 55112, Telephone: (651) 604-2773.

APPENDIX A—API GROUP CORPORATION 2020 EMPLOYEE STOCK PURCHASE PLAN

This APi Group Corporation 2020 Employee Stock Purchase Plan (the “Plan”) is effective June 1, 2020 (the “Effective Date”), subject to approval by the Company’s stockholders within twelve (12) months after the Effective Date. If stockholder approval is not obtained, then this Plan and any grants made hereunder, shall immediately terminate and be null and void.

1. Purpose and Structure of the Plan and its Sub-Plans.

1.1 The purpose of this Plan is (a) to provide eligible employees of the Company and Participating Companies who wish to become stockholders in the Company a convenient method of doing so, (b) to encourage employees to work in the best interests of stockholders of the Company, (c) to support recruitment and retention of qualified employees, and (d) to provide employees an advantageous means of accumulating long-term investments. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company. This Plan document is an omnibus document which includes a sub-plan (“Statutory Plan”) designed to permit offerings of grants to employees of certain Subsidiaries that are Participating Companies where such offerings are intended to satisfy the requirements of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any Subsidiary, individual, offering or grant) and also separate sub-plans (“Non-Statutory Plans”) which permit offerings of grants to employees of certain Participating Companies which are not intended to satisfy the requirements of Section 423 of the Code. Section 6 of the Plan sets forth the maximum number of shares to be offered under the Plan (and its sub-plans), subject to adjustments as permitted under Sections 19 and 20.

1.2 The Statutory Plan shall be a separate and independent plan from the Non-Statutory Plans, provided, however, that the total number of shares authorized to be issued under the Plan applies in the aggregate to both the Statutory Plan and the Non-Statutory Plans. Offerings under the Non-Statutory Plans may be made to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions. Offerings under the Non-Statutory Plans may also be made to employees of entities that are not Subsidiaries.

1.3 All employees who participate in the Statutory Plan shall have the same rights and privileges under such sub-plan except for differences that may be mandated by local law and are consistent with the requirements of Code Section 423(b)(5). The terms of the Statutory Plan shall be those set forth in this Plan document to the extent such terms are consistent with the requirements for qualification under Code Section 423. The Administrator may adopt Non-Statutory Plans applicable to particular Participating Companies or locations that are not participating in the Statutory Plan. The terms of each Non-Statutory Plan may take precedence over other provisions in this document, with the exception of Sections 6, 19 and 20 with respect to the total number of shares available to be offered under the Plan for all sub-plans. Unless otherwise superseded by the terms of such Non-Statutory Plan, the provisions of this Plan document shall govern the operation of such Non-Statutory Plan. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to “Plan” shall be construed to include a reference to the Statutory Plan and the Non-Statutory Plans.

2. Definitions.

2.1 “Account” means the funds accumulated with respect to an individual employee as a result of deductions from such employee’s paycheck (or otherwise as permitted in certain circumstances under the terms of the Plan) for the purpose of purchasing Common Stock under this Plan. The funds allocated to an employee’s Account shall be deposited in the Company’s general corporate accounts and may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such funds allocated to an employee’s Account from any other corporate funds, except to the extent such commingling may be prohibited by the laws of any applicable jurisdiction.

2.2 “Administrator” means the Committee or the persons acting within the scope of their authority to administer the Plan pursuant to a delegation of authority from the Committee pursuant to Section 22.

2.3 “Affiliate” means an entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

2.4 “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means the occurrence of any of the following:

(a) The acquisition by any Person of Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 2.6(a), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) below; or

(b) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any one or more Subsidiaries whose combined revenues for the prior fiscal year represented more than 50% of the consolidated revenues of the Company and its Subsidiaries for the prior fiscal year (the “Major Subsidiaries”), or (B) a sale or other disposition of all or substantially all of the assets of the Company or the Major Subsidiaries, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each of the events referred to in clauses (A) and (B) sometimes hereinafter being referred to a “Business Combination”), unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Voting Securities, (excluding any outstanding voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Combination as a result of their ownership, prior to such consummation, of voting securities of any company or other entity involved in or forming part of such Business Combination other than the Company), (2)

no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Entity or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything to the contrary herein, the term “Change in Control” shall not include any sale of assets, a merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” means the Compensation Committee of the Board. The Committee may delegate its responsibilities as provided in Section 22.

2.9 “Common Stock” means the common stock of the Company.

2.10 “Company” means APi Group Corporation, a Delaware corporation and its successors and assigns.

2.11 “Compensation” means, unless the Committee establishes otherwise for a future offering, all base pay, inclusive of any employer-paid leave, overtime, cash bonuses, and commissions.

2.12 “Enrollment Agreement” means an agreement between the Company and an employee, in such form as may be established by the Company from time to time, pursuant to which the employee elects to participate in this Plan or elects changes with respect to such participation as permitted under the Plan.

2.13 “ESPP Broker” means a stock brokerage or other entity designated by the Company to establish accounts for Common Stock purchased under the Plan by participants.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.15 “Fair Market Value” means the closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, and if there were no trades on such date, on the day on which a trade occurred immediately preceding such date.

2.16 “Offering Date” as used in this Plan shall be the commencement date of an offering. A different date may be set by the Committee.

2.17 “Participating Company” means (i) the Company, (ii) any Wholly-Owned Subsidiary, and (iii) any Subsidiary or Affiliate that has been designated by the Board as eligible to participate in the Plan. For purposes of participation in the Statutory Plan, only the Company and its Subsidiaries may be considered Participating Companies, and the Board shall designate from time to time which Subsidiaries will be Participating Companies in the Statutory Plan and which Subsidiaries and Affiliates will be Participating Companies in particular Non-Statutory Plans. The foregoing designations and changes in designation by the Board shall not require stockholder approval. Notwithstanding the foregoing, the term “Participating Company” shall not include any Subsidiary or Affiliate that offers its employees the opportunity to participate in an employee stock purchase plan covering the Subsidiary’s or Affiliate’s common stock.

2.18 “Plan” means this APi Group Corporation 2020 Employee Stock Purchase Plan, as may be amended from time to time.

2.19 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

2.20 “Purchase Date” means the last day of an offering.

2.21 “Purchase Price” is the price per share of Common Stock of the Company as established pursuant to Section 5 of the Plan.

2.22 “Subsidiary” means any entity (other than the Company), domestic or foreign, that is in an unbroken chain of entities beginning with the Company if, on an Offering Date, each of the entities other than the last entity in the unbroken chain owns stock or equity interests possessing 50% or more of the total combined voting power of all classes of stock or equity interests in one of the other entities in the chain, as described in Code Section 424(f).

2.23 “Wholly-Owned Subsidiary” means any entity (other than the Company), domestic or foreign, that is in an unbroken chain of entities beginning with the Company if, on an Offering Date, each of the entities other than the last entity in the unbroken chain owns stock or equity interests possessing 100% or more of the total combined voting power of all classes of stock or equity interests in one of the other entities in the chain, as described in Code Section 424(f).

3. Employees Eligible to Participate. Any employee of a Participating Company who is in the employ of any Participating Company as of the first Offering Date is eligible to participate in this Plan as of such first Offering Date and on each Offering Date thereafter so long as the employee continues to be employed with a Participating Company through and on such applicable Offering Date; provided, however, that with respect to any offering under this Plan, the Board may determine to exclude from eligibility any employee of the Company that is permitted to be excluded from eligibility under Section 423 of the Code provided that such determination is made prior to the Offering Date to which such exclusion(s) relate. Notwithstanding the foregoing, employees of a Participating Company who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) shall not be eligible to participate in the Statutory Plan if: (i) the grant of an option under the Plan to such employee is prohibited under the laws of such jurisdiction; or (ii) compliance with the laws of such foreign jurisdiction would cause the Statutory Plan to violate the requirements of Section 423 of the Code. During paid leaves of absence (as determined in accordance with the Company’s and Participating Company’s policies and procedures) and meeting the requirements of the applicable treasury regulations promulgated under the Code, a participant may elect to continue participation in the Plan for three months or for such longer period as permitted under applicable treasury regulations.

4. Offerings. Subject to the right of the Board in its sole discretion to sooner terminate the Plan as well as the rights of the Committee set forth herein, the Plan will operate with separate consecutive six (6) month offerings with the following Offering Dates: March 1 and September 1; provided, however, that the initial offering period shall be from January 1, 2021 through February 28, 2021. Unless a termination of, or change to, the Plan has previously been made by the Committee, the final offering under this Plan shall terminate on May 31, 2030. In order to become eligible to purchase shares, an employee must complete and submit an Enrollment Agreement and any other necessary documents before the Offering Date of the particular offering in which he or she wishes to participate. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering. Notwithstanding the foregoing, the Committee may establish (i) an earlier or later commencement date of the initial offering period on any date following the date on which the stockholders of the Company approve the Plan, (ii) a different term for one or more future offerings and (iii) different commencing and ending dates for such offerings; provided, however, that in no event shall any offering exceed 27 months. In the event the first or the last day of an offering is not a regular business day, then the first day of the offering shall be deemed to be the next regular business day and the last day of the offering shall be deemed to be the last preceding regular business day.

5. Price. The Purchase Price per share shall be eighty-five percent (85%) of the lesser of (i) the Fair Market Value of the Common Stock on the Offering Date of such offering and (ii) the Fair Market Value of the Common Stock on the Purchase Date of such offering.

6. Number of Shares to be Offered. The maximum number of shares that will be offered under the Plan is 8,500,000 shares of Common Stock, subject to adjustment as permitted under Section 20. The shares to be sold to participants under the Plan will be Common Stock of the Company. If the total number of shares for which options are to be granted on any date in accordance with Section 12 exceeds the number of shares then available under the Plan or a given sub-plan (after deduction of all shares for which options have been exercised under the Plan or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as it determines is practicable and equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of the reduction to each employee affected. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury shares.

7. Participation.

7.1 An eligible employee may become a participant by completing an Enrollment Agreement provided by the Company and submitting it to the Company, or with such other entity designated by the Company for this purpose, prior to the commencement of the offering to which it relates. The Enrollment Agreement may be completed at any time after the employee becomes eligible to participate in the Plan, and will be effective as of the Offering Date next following the receipt of a properly completed Enrollment Agreement by the Company (or the Company’s designee for this purpose).

7.2 Payroll deductions for a participant shall commence on the Offering Date as described above and shall continue through subsequent offerings pursuant to Section 10 until the participant’s termination of employment, subject to modification by the employee as provided in Section 8.1, and unless participation is earlier withdrawn or suspended by the employee as provided in Section 9.

7.3 Payroll deduction shall be the sole means of accumulating funds in a participant’s Account, except in foreign countries where payroll deductions are not allowed, in which case the Company may authorize alternative payment methods.

7.4 The Company may require current participants to complete a new Enrollment Agreement at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

8. Payroll Deductions.

8.1 At the time an employee files a payroll deduction authorization, the employee shall elect to have deductions made from the employee’s Compensation on each payday during each calendar year, which shall be at least $60 but shall not exceed the lessor of (i) $10,000 or (ii) 10% of the participant’s Compensation for such calendar year (or such other amounts as the Committee may establish from time to time for a future offering), subject to the restrictions set forth in the Plan. The amount of payroll withholding for each participant for each pay period shall be generally determined by dividing the annual payroll withholding amount chosen by each participant by the total number of pay periods such participant has in such calendar year, subject to the discretion of the Committee. Unless otherwise provided by the Committee, a participant may elect, at any time during an offering, to (i) decrease the amount to be withheld from his or her Compensation, or (ii) discontinue payroll contributions, by completing and filing with the Company an amended Enrollment Agreement authorizing the decrease or cessation of payroll deductions, in each case, only one time per offering. The change shall be effective as of the beginning of the next payroll period following the date of filing the amended Enrollment Agreement if the amended Enrollment Agreement is filed at least ten days prior to such date (the “Change Notice Date”) and, if not, as of the beginning of the next succeeding payroll period. All payroll deductions accrued by a participant as of a Change Notice Date shall continue to be applied toward the purchase of Common Stock on the Purchase Date, unless a participant withdraws from an offering or the Plan, pursuant to Section 9. An amended Enrollment Agreement shall remain in effect until the participant changes such Enrollment Agreement in accordance with the terms of the Plan. The Committee may, from time to time, establish (x) limitations on the frequency and/or number of any permitted changes in the amount withheld during an offering, (y) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and (z) such other limitations or procedures as deemed advisable by the Committee in the Committee’s sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

8.2 All payroll deductions made for a participant shall be credited to his or her Account under the Plan. A participant may not make any separate cash payment into his or her Account nor may payment for shares be made other than by payroll deduction, except as provided under Section 7.3.

8.3 A participant may withdraw from or suspend his or her participation in the Plan as provided in Section 9. A participant may also make a prospective election, by changing his or her payroll deduction amount to zero as set forth in Section 8.1, to cease participation in the Plan effective as of the next Offering Date.

8.4 Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, Section 21 hereof, or any other applicable law, a participant’s payroll deductions may be decreased, including to zero, at such time during any offering which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such offering and any other offering ending within the same calendar year are equal to $21,250. Payroll deductions shall recommence at the rate provided in the participant’s Enrollment Agreement at the beginning of the following offering which is scheduled to end in the following calendar year, unless the participant withdraws from an offering or the Plan, pursuant to Section 9.

9. Withdrawal and Suspension.

9.1 An employee may withdraw from an offering, in whole but not in part, at any time during the offering for which such withdrawal is to be effective, or by any other date specified by the Administrator for a future offering, by submitting a withdrawal notice to the Company, in which event the Company will refund the entire balance of his or her Account as soon as practicable thereafter.

9.2 If an employee withdraws or suspends his or her participation pursuant to Section 9.1, he or she shall not participate in a subsequent offering unless and until he or she re-enters the Plan. To re-enter the Plan, an employee who has previously withdrawn or suspended participation by reducing payroll deductions to zero must file a new Enrollment Agreement in accordance with Section 7.1. The employee’s re-entry into the Plan will not become effective before the beginning of the next offering following his or her withdrawal or suspension.

10. Automatic Re-Enrollment. At the termination of each offering each participating employee who continues to be eligible to participate pursuant to Section 3 shall be automatically re-enrolled in the next offering, unless the employee has advised the Company otherwise. Upon termination of the Plan, any balance in each employee’s Account shall be refunded to him or her.

11. Interest. No interest will be paid or allowed on any money in the Accounts of participating employees, except to the extent payment of interest is required by the laws of any applicable jurisdiction.

12. Granting of Option. On each Offering Date, this Plan shall be deemed to have granted to the participant an option for as many shares (which may include a fractional share) as he or she will be able to purchase with the amounts credited to his or her Account during his or her participation in that offering. Notwithstanding the foregoing, no participant may purchase more than 500 shares of Common Stock during any single offering. This number may be adjusted as permitted pursuant to Section 20 of the Plan.

13. Exercise of Option.

13.1 Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his or her option on that date and shall be deemed to have purchased from the Company the number of shares (which may not include a fractional share) of Common Stock reserved for the purpose of the Plan as the balance of his or her Account on such date will pay for at the Purchase Price.

13.2 In the event that the Administrator determines for a future offering that fractional shares may not be issued, any cash balance remaining in a participant’s Account at the termination of an offering that is not sufficient to purchase a whole share of Common Stock, shall be carried over in the participant’s Account and applied to the purchase of Common Stock in the next offering, provided the participant participates in the next offering and the purchase complies with Section 21. If the Participant does not participate in the next offering, such remaining cash balance shall be refunded to the participant as soon as practical after the Purchase Date.

13.3 Any amount remaining to the credit of a participant’s Account after the purchase of shares by the Participant on a Purchase Date which is sufficient to purchase one or more full shares of Common Stock shall be refunded to the participant as soon as practical after the Purchase Date.

14. Tax Obligations. To the extent any (i) grant of an option to purchase shares, (ii) purchase of shares, or (iii) disposition of shares purchased under the Plan gives rise to any tax withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction) the Administrator may implement appropriate procedures to ensure that such tax withholding obligations are met. Those procedures may include, without limitation, increased withholding from an employee’s current compensation, cash payments to the Company or another Participating Company by an employee, or a sale of a portion of the Common Stock purchased under the Plan, which sale may be required and initiated by the Company.

15. Employee’s Rights as a Stockholder. No participating employee shall have any right as a stockholder with respect to any shares until the shares have been purchased in accordance with Section 13 above and the Common Stock has been issued by the Company.

16. Evidence of Stock Ownership.

16.1 Following the end of each offering, the number of shares of Common Stock purchased by each participant shall be deposited into an account established in the participant’s name at the ESPP Broker.

16.2 A participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his or her ESPP Broker account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant’s ESPP Broker account until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant’s choosing.

16.3 Notwithstanding the above, a participant who is not subject to income taxation under the Code may move his or her shares to another brokerage account of his or her choosing at any time, without regard to the satisfaction of the Section 423(a) holding period.

17. Rights Not Transferable. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her Account or an option or any rights with regard to the exercise of an option or rights to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, the action or claim will be treated as an election to withdraw funds in accordance with Section 9. During the employee’s lifetime, only the employee can make decisions regarding the participation in or withdrawal from an offering under the Plan.

18. Termination or Transfer of Employment.

18.1 Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the Account of a participating employee shall be paid to the employee or his or her estate. Whether and when employment is deemed terminated for purposes of this Plan shall be determined by the Administrator in its sole discretion and may be determined without regard to statutory notice periods or other periods following termination of active employment.

18.2 In the event that a participant who is an employee of a Participating Company in a Non-Statutory Plan is transferred and becomes an employee of a different Participating Company in a Non-Statutory Plan, during an offering, such individual may, subject to the terms and eligibility of the Non-Statutory Plan of the new employer, become a participant under the Non-Statutory Plan of the new employer for the duration of the offering in effect at that time. Unless otherwise required under local law, any payroll deductions or other approved contributions may continue to be held by the Participating Company former employer of the participant for the remainder of the offering. At the next Purchase Date, all payroll deductions and other approved contributions made by or to such Participating Company former employer and/or the employer Participating Company shall be aggregated for the purchase of shares of Common Stock under, and subject to the terms and limitations of, the Non-Statutory Plan of the new employer.

18.3 In the event that an employee of a Participating Company in the Statutory Plan and who is a participant in the Statutory Plan is transferred and becomes an employee of a Participating Company in a Non-Statutory Plan during an offering, such individual may, subject to the terms and eligibility of the Non-Statutory Plan of the new employer, become a participant under the Non-Statutory Plan of the new employer for the duration of the offering in effect at that time. Unless otherwise required under local law, any payroll deductions may continue to be held by the Participating Company former employer for the remainder of the offering. At the next Purchase Date, all payroll deductions and other approved contributions made by or to the Participating Company former employer and/or the employer Participating Company may be aggregated for the purchase of shares of Common Stock under, and subject to the terms and limitations of, the Non-Statutory Plan of the new employer.

19. Amendment or Discontinuance of the Plan.

19.1 The Committee may amend the Plan in such respects as it shall deem advisable; provided, however that (i) to the extent required for compliance with Code Section 423 or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares as to which options may be granted under the Plan, except as provided in Section 20, (b) modify the class of employees eligible to receive options, or (c) otherwise require stockholder approval under any applicable law or regulation ((a), (b) and (c) being collectively referred to as the “Specified Amendments”); (ii) notwithstanding anything set forth in Section 22, the approval by the Board, which may not be delegated to the Committee, will be required for the approval of any of the Specified Amendments; and (iii) except as provided in this Section 19, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any Participant.

19.2 The Plan shall continue in effect for ten years from the Effective Date. Notwithstanding the foregoing, the Board may at any time and for any reason suspend or terminate the Plan. During any period of suspension or upon termination of the Plan, no options shall be granted.

19.3 Except as provided in Section 20, no such termination of the Plan may affect options previously granted, provided that the Plan or an offering may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an offering then in progress if the Board determines that termination of the Plan and/or the offering is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the offering would cause the Company to incur adverse accounting charges as a result of a change after the Effective Date in the generally accepted accounting rules applicable to the Plan.

20. Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase including, without limitation, closing an offering early and permitting purchase on the last business day of the reduced offering period, or terminating an offering and refunding participants’ Account balances.

21. Share Ownership. Notwithstanding anything in the Plan to the contrary, no employee shall be permitted to subscribe for any shares under the Plan if the employee, immediately after such subscription, owns shares (including all shares that may be purchased under outstanding subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations. For the foregoing purposes the rules of Section 424(d) of the Code shall apply in determining share ownership, and shares the employee may purchase under outstanding options shall be treated as owned by the employee. In addition, no employee shall be allowed to subscribe for any shares under the Plan that permit his or her rights to purchase shares under all “employee stock purchase plans” of the Company and its parent or subsidiary corporations to accrue at a rate that exceeds $25,000 of Fair Market Value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which the right to subscribe is outstanding at any time. Notwithstanding the above, lower limitations may be imposed with respect to participants in a Non-Statutory Plan or participants in the Statutory Plan who are subject to laws of another jurisdiction where lower limitations are required.

22. Administration and Board Authority.

22.1 The Plan shall be administered by the Board. Except as expressly set forth in the Plan, the Board has delegated its full authority under the Plan to the Committee, and the Committee may further delegate any or all of its authority under this Plan to such senior officer(s) of the Company as it may designate, to the extent not prohibited by law or rules of the Code and/or New York Stock Exchange. Notwithstanding any such delegation of authority, the Board may itself take any action under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Committee shall be construed to apply equally to the Board. Any references to the Board mean only the Board. The authority that may be delegated by the Committee includes, without limitation, the authority to (i) establish Non-Statutory Plans and determine the terms of such sub-plans (including, without limitation, rules and procedures regarding handling of payroll deductions or other approved contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements and determining the eligible employees that may enroll in a Non-Statutory Plan), (ii) designate from time to time which Subsidiaries (that are Participating Companies) will participate in the Statutory Plan and which Participating Companies will participate in a particular Non-Statutory Plan, (iii) determine procedures for eligible employees to enroll in or withdraw from a sub-plan, setting or changing payroll deduction amounts, and obtaining necessary tax withholdings, (iv) allocate the available shares under the Plan to the sub-plans for particular offerings and (v) adopt amendments to the Plan or any sub-plan including, without limitation, amendments to increase the shares available for issuance under the Plan pursuant to Section 20 (but not including increases in the available shares above the maximum permitted by Sections 6 and 20 which shall require Board and stockholder approval).

22.2 The Administrator shall be vested with full authority and discretion to construe the terms of the Plan and make factual determinations under the Plan, and to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant. The Administrator may retain outside entities and professionals to assist in the administration of the Plan including, without limitation, a vendor or vendors to perform enrollment and brokerage services. The authority of the Administrator will specifically include, without limitation, the power to make any changes to the Plan with respect to the participation of employees of any Subsidiary or Affiliate that is organized under the laws of a country other than the United States of America when the Administrator deems such changes to be necessary or appropriate to achieve a desired tax treatment in such foreign jurisdiction or to comply with the laws applicable to such non-U.S. Subsidiaries or Affiliates. Those changes may include, without limitation, the exclusion of particular Subsidiaries or Affiliates from participation in the Plan; modifications to eligibility criteria, maximum number or value of shares that may be purchased in a given period, or other requirements set forth herein; and procedural or administrative modifications. Any modification relating to offerings to a particular Participating Company will apply only to that Participating Company, and will apply equally to all similarly situated employees of that Participating Company. The rights and privileges of all employees granted options under the Statutory Plan shall be the same. To the extent any changes approved by the Administrator would jeopardize the tax-qualified status of the Statutory Plan, the change shall cause the Participating Companies affected thereby to be considered Participating Companies under a Non-Statutory Plan or Non- Statutory Plans instead of the Statutory Plan.

22.3 Notwithstanding the provisions of Sections 22.1 and 22.2 above, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not “disinterested” as that term is used in Rule 16b-3.

23. Notices. All notices or other communications by a participant to the Company or other entity designated for a particular purpose under or in connection with the Plan shall be deemed to have been duly given when received by the Company or other designated entity, or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

24. Change of Control. In the event of a Change of Control, each outstanding option shall be assumed or an equivalent option substituted by the successor company or parent thereof (the “Successor Company”). In the event that the Successor Company refuses to assume or substitute for the option, any offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the Change of Control. The Administrator shall notify each participant in writing, prior to the new Purchase Date, that the Purchase Date for the participant’s option has been changed to the new Purchase Date and that the participant’s option shall be exercised automatically on the new Purchase Date, unless prior to such date the participant has withdrawn from an offering then in progress or the Plan as provided in Section 9.

25. Dissolution or Liquidation of the Company. In the event of the proposed dissolution or liquidation of the Company, the offering then in progress shall be shortened by setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new Purchase Date shall be a specified date before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, prior to the new Purchase Date, that the Purchase Date for the participant’s option has been changed to the new Purchase Date and that the participant’s option shall be exercised automatically on the new Purchase Date, unless prior to such date the participant has withdrawn from an offering then in progress or the Plan as provided in Section 9.

26. Limitations on Sale of Stock Purchased Under the Plan. The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of the employee’s own affairs. An employee, therefore, may sell Common Stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable Federal, state or foreign securities laws and policies and/or participation rules established by the Committee, and any Company and Participating Company policies. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE COMPANY’S STOCK.

27. Governmental Regulation/Compliance with Applicable Law/Separate Offering. The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares. In addition, the terms of an offering under this Plan, or the rights of an employee under an offering, may be modified to the extent required by applicable law. For purposes of this Plan, the Administrator also may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Companies will participate, even if the dates of the offerings are identical.

28. No Employment/Service Rights. Nothing in the Plan shall confer upon any employee the right to continue in employment for any period of specific duration, nor interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate employing such person), or of any employee, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

29. Dates and Times. All references in the Plan to a date or time are intended to refer to dates and times determined pursuant to U.S. Eastern Time. Business days for purposes of the Plan are U.S. business days.

30. Masculine and Feminine, Singular and Plural. Whenever used in the Plan, a pronoun shall include the opposite gender and the singular shall include the plural, and the plural shall include the singular, whenever the context shall plainly so require.

31. Governing Law. The Plan shall be governed by the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

32. No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such Committee member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

APi Group®

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2020 Annual Meeting Proxy Card

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1. Election of Directors:

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MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE CKPACK 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! MR DESIGNATION A SAMPLE (IF ANY) You may vote online or by phone instead of mailing this card. ADD 1 REPLACE STANDING PC WITH NEW FILE Votes submitted electronically must be ADD ADD 2 3 received by 11:59 PM (ET), on August 12, 2020 ADD 4 MMMMMMMMM ADD 5 Online ADD 6 Go to www.investorvote.com/APG or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.investorvote.com/APG 2020 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2, 3 and 4, and every 1 YEAR on Proposal 5. 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01 - Sir Martin E. Franklin 02 - James E. Lillie 03 - Ian G. H. Ashken 04 - Russell A. Becker 05 - Anthony E. Malkin 06 - Thomas V. Milroy 07 - Lord Paul Myners 08 - Cyrus D. Walker 09 - Carrie A. Wheeler For Against Abstain For Against Abstain 2. Ratification of the appointment of KPMG LLP as our 3. Approval of our 2020 Employee Stock Purchase Plan. independent registered public accounting firm for the 2020 fiscal year. 1 Year 2 Years 3 Years Abstain 4. Approval, on an advisory basis, of the compensation of our 5. Approval, on an advisory basis, of the frequency of named executive officers. future advisory votes on the compensation of our named executive officers. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 140 MR A CHARACTERS) SAMPLE (THISMRAREA A SAMPLE IS SET AND UP TOMR ACCOMMODATE A SAMPLE AND MMMMMMM 1 U P X 4 6 6 4 0 0 MR MR A A SAMPLE SAMPLE AND AND MR MR A A SAMPLE SAMPLE AND AND MR MR A A SAMPLE SAMPLE AND AND +

2020 Annual Meeting Admission Ticket 2020 Annual Meeting of APi Group Corporation Stockholders August 13, 2020, 9:30 a.m. (ET) Hilton Bentley Miami/South Beach 101 Ocean Drive, Miami Beach, Florida 33139 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/APG Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/APG IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. APi Group Corporation Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — August 13, 2020 Russell A. Becker, Thomas A. Lydon and Andrea M. Fike, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of APi Group Corporation to be held on August 13, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” the director nominees in Proposal 1, “FOR” Proposals 2, 3 and 4, and every “1 YEAR” for Proposal 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.